UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
CASELLA WASTE SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CASELLA WASTE SYSTEMS, INC.

25 Greens Hill Lane

Rutland, Vermont 05701

NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To be Held on Thursday, June 1, 2023

The 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) of Casella Waste Systems, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), will be conducted online via live webcast at www.meetnow.global/M5ZW67R on Thursday, June 1, 2023 at 10:00 a.m. Eastern Time to consider and act on the following matters:

1.	To elect three Class II directors, each to serve for a term expiring at the 2026 Annual Meeting of Stockholders;

2.	To approve the Casella Waste Systems, Inc. Second Amended and Restated 1997 Employee Stock Purchase Plan;

3.

To approve, in an advisory “say-on-pay” vote, the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis,” executive compensation tables and accompanying narrative disclosures in this proxy statement;

4.	To recommend, in an advisory “say-on-frequency” vote, the frequency of future advisory “say-on-pay” votes;

5.	To ratify the appointment of RSM US LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2023; and

6.	To transact such other business as may properly come before the 2023 Annual Meeting and any postponement, adjournment, rescheduling or continuation thereof.

The 2023 Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online via live webcast at www.meetnow.global/M5ZW67R. There will not be a physical meeting location, and stockholders will not be able to attend the meeting in person. This means that you can attend the 2023 Annual Meeting online, vote your shares during the online meeting and submit questions during the online meeting by visiting the above-mentioned Internet site. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation.

We are providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. On or about April 17, 2023, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), which contains instructions on how to access our proxy materials and vote online. As more fully described in the Notice, stockholders who receive a Notice may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how stockholders may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis. Stockholders who do not receive a Notice will receive a printed copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically.

Stockholders of record of our Class A common stock and our Class B common stock at the close of business on April 5, 2023, the record date for the 2023 Annual Meeting, are entitled to notice of, and to vote at, the 2023 Annual Meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. If you are a stockholder of record, you may vote in one of the following ways:

•

Vote by Proxy over the Internet prior to the 2023 Annual Meeting by going to the website of our tabulator, Computershare Trust Company, N.A., at www.investorvote.com/CWST and following the instructions for internet voting shown on your Notice or your proxy card;

•	Vote by Proxy over the Telephone, by calling 1-800-652-VOTE (8683) and following the recorded instructions;

•

Vote by Proxy through Mail, if you receive a printed copy of the proxy materials, by completing and signing your enclosed proxy card and mailing it in the enclosed postage prepaid envelope. If you vote over the internet or by telephone, please do not mail your proxy card; or

•	Vote online while virtually attending the 2023 Annual Meeting.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow to vote your shares.

All stockholders are invited to attend the 2023 Annual Meeting online. Whether or not you plan to attend the 2023 Annual Meeting online, we urge you to take the time to vote your shares. Further information about how to attend the 2023 Annual Meeting online, vote your shares online during the meeting and submit your questions online during the meeting is included in the accompanying proxy statement.

By order of the Board of Directors,

April 14, 2023 Rutland, Vermont	John W. Casella Chairman, Chief Executive Officer and Secretary

PROXY STATEMENT

Forward-Looking Statements

Certain statements contained in this proxy statement, including, but not limited to, the statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s financial performance; financial condition; operations and services; prospects; growth; strategies; anticipated impacts from future or completed acquisitions; financial framework targets in the 2024 Plan; and sustainability goals and commitments and anticipated actions to meet such goals and commitments, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “will,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or

i

guidance disclosed in the forward-looking statements made. Such forward looking statements, and all phases of the Company’s operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements. Such risks and uncertainties include or relate to, among other things, the following: the Company may be unable to adequately increase prices or drive operating efficiencies to adequately offset increased costs and inflationary pressures, including increased fuel prices and wages; it is difficult to determine the timing or future impact of a sustained economic slowdown that could negatively affect our operations and financial results; the closure of the Subtitle D landfill located in Southbridge, Massachusetts could result in material unexpected costs; recent changes in solid waste laws of the State of Maine may result in lower revenues or higher operating costs; adverse weather conditions may negatively impact the Company’s revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside the Company’s control; the Company may be required to incur capital expenditures in excess of its estimates; the Company’s insurance coverage and self-insurance reserves may be inadequate to cover all of its significant risk exposures; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; the Company may be unable to achieve its acquisition or development targets on favorable pricing or at all; the Company may not be able to successfully integrate acquired businesses; and the Company may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in other filings that the Company may make with the Securities and Exchange Commission in the future. The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

ii

CASELLA WASTE SYSTEMS, INC.

25 Greens Hill Lane

Rutland, Vermont 05701

PROXY STATEMENT

for the

2023 ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, June 1, 2023

TIME, DATE AND LOCATION OF 2023 ANNUAL MEETING

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Casella Waste Systems, Inc. (the “Company,” “Casella”, “we,” “us” or “our”), for use at the 2023 Annual Meeting of Stockholders to be conducted online via live webcast at www.meetnow.global/M5ZW67R on Thursday, June 1, 2023 at 10:00 a.m. Eastern Time, and at any adjournments, postponements, continuations or reschedulings thereof (the “2023 Annual Meeting”).

The 2023 Annual Meeting will be conducted exclusively online via live webcast, with no physical in-person meeting. At our virtual 2023 Annual Meeting, stockholders will be able to attend, vote and submit questions by visiting www.meetnow.global/M5ZW67R. Further information about how to attend the 2023 Annual Meeting online, vote your shares online during the meeting and submit questions online during the meeting is included in this proxy statement.

We are providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. On or about April 17, 2023, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), which contains instructions on how to access our proxy materials and vote online. As more fully described in the Notice, stockholders who receive a Notice may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how such stockholders may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis. Stockholders who do not receive a Notice will receive a printed copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

For the 2023 Annual Meeting of Stockholders to be Held on Thursday, June 1, 2023

This proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2022 (“2022 Annual Report”) are available for viewing, printing and downloading at www.casella.com/2023AnnualMeeting.

A copy of our Annual Report on Form 10-K (including financial statements and schedules) for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any stockholder upon oral or written request to Casella Waste Systems, Inc., Attn: Investor Relations, 25 Greens Hill Lane, Rutland, Vermont 05701, Telephone: 1-802-775-0325.

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are also available on the SEC’s website at www.sec.gov.

PROXY SUMMARY

This summary highlights information that is contained elsewhere in this proxy statement and does not include all of the information that you should consider. You should read the entire proxy statement carefully before voting.

2023 Annual Meeting of Stockholders

Date and Time	Thursday, June 1, 2023 at 10:00 a.m. Eastern Time

Location	Online via live webcast at www.meetnow.global/M5ZW67R

Record Date	April 5, 2023

Voting Matters and Board Recommendations

Item	Proposal	Board Recommendation	Page Number

1	Elect three Class II Directors	FOR each nominee	76

2	Approve the Casella Waste Systems, Inc. Second Amended and Restated 1997 Employee Stock Purchase Plan	FOR	77

3	Approve, in an advisory “say-on-pay” vote, the compensation of our named executive officers	FOR	83

4	Recommend, in an advisory “say-on-frequency” vote, the frequency of future advisory “say-on-pay” votes	Every “1 YEAR”	84

5	Ratify the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023	FOR	85

6	Transact other business that properly comes before the meeting

2023 Nominees for the Board of Directors

Name	Age	Principal Occupation	Committee Memberships

Michael L. Battles	54	Co-Chief Executive Officer and Co-President of Clean Harbors, Inc.	Audit Committee Nominating and ESG Committee

Joseph G. Doody (Lead Director and Nominee for Class A Director)	70	Former Vice Chairman of Staples, Inc.	None

Emily Nagle Green	65	Former Chairman and Chief Executive Officer of Yankee Group	Nominating and ESG Committee (Chair) Compensation and Human Capital Committee

Company Performance Highlights and Execution Against Fiscal 2024 Plan

Over the last several years, we have performed well against our key strategic initiatives, including in 2022 against our long-term strategic plan through our fiscal year ending December 31, 2024 (“Fiscal 2024 Plan”). This solid execution has translated into sustained strong stockholder value creation, which continued in the fiscal year ended December 31, 2022 (“fiscal 2022”).

In February 2022, we announced our 2024 Plan. The Fiscal 2024 Plan is focused on further enhancing stockholder returns through the following strategic initiatives:

1.	Increasing landfill returns;

2.	Driving additional profitability in our collection operations;

3.	Creating incremental value through Resource Solutions;

4.	Allocating capital for return driven growth; and

5.	Strengthening four key foundational pillars:

•	People: Developing a safe, engaged, ready workforce to support growth.

•	Sustainable Growth: Driving profitable growth through an integrated resource solutions approach.

•	Technology: Driving profitable growth and efficiencies through technology.

•	Facilities: Developing necessary long-term infrastructure through facilities planning.

Through a focused effort and disciplined approach, we are executing well against the key financial and operational goals set forth within the Fiscal 2024 Plan.

Strong Execution of Fiscal 2024 Plan

(1)

Peer stocks include GFL Environmental, Inc., Waste Connections Inc., Waste Management, Inc. and Republic Services, Inc. Performance is measured as total shareholder return from December 31, 2017 to December 31, 2022.

Our execution against our long-term strategy has resulted in strong financial performance and positive total shareholder returns over the last five years. This execution continued into fiscal 2022 with revenues up $195.9 million or 22.0%, net income up $12.0 million or 29.1%, Adjusted EBITDA* up $41.6 million or 20.5%, Adjusted Operating Income* up $17.8 million or 21.1%, net cash provided by operating activities up $34.6 million or 18.9%, and Adjusted Free Cash Flow* up $15.9 million or 16.7%, from the fiscal year ended December 31, 2021 (“fiscal 2021”).

The tables below, in some instances on an adjusted basis to exclude certain items, set forth our financial performance (dollars in millions and margin as a percentage of revenues):

*

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income, Adjusted Operating Income Margin and Adjusted Free Cash Flow are non-GAAP financial measures. See Appendix B for additional information regarding non-GAAP financial measures and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Our strong execution against our strategic plan over the last five fiscal years has driven significant stockholder value creation, with our stock price up 244.5% from December 31, 2017 through December 31, 2022.

	December 31, 2017	December 31, 2018	December 31, 2019	December 31, 2020	December 31, 2021	December 31, 2022

Casella Waste Systems, Inc.	$100.00	$123.76	$199.96	$269.11	$371.07	$344.53

Russell 2000	$100.00	$88.99	$111.70	$134.00	$153.85	$122.41

Peer Group	$100.00	$106.36	$135.70	$147.40	$208.15	$196.13

(1)	The Peer Group is comprised of GFL Environmental, Inc., Waste Connections Inc., Waste Management, Inc. and Republic Services, Inc.

Information About Director Nominees and Continuing Directors

The following table provides summary information regarding each director nominee and each continuing director. Detailed information about each director’s background can be found in “Board of Directors – Director Biographies and Qualifications”.

			Committee Membership
Name	Director Since	Class	Audit	Compensation and Human Capital	Nominating and ESG	Key Skills and Experience
Michael K. Burke, 65 Former Senior Vice President and Chief Financial Officer EndoGastric Solutions, Inc. Independent Director	2008	I	C		M	Financial Expertise Risk Management Strategic Planning
Douglas R. Casella, 66 Vice Chairman Casella Waste Systems, Inc.	1993	I				Solid Waste Operations and Logistics Engineering
Gary Sova, 69 Former Senior Vice President - Marketing and Sales Republic Services, Inc. Independent Director	2021	I	M	M		Solid Waste Operations Marketing and Sales Strategic Planning
Michael L. Battles, 54 Co-Chief Executive Officer and Co-President Clean Harbors, Inc. Independent Director, Class A Director	2019	II	M		M	Financial Expertise Risk Management Strategic Planning
Joseph G. Doody, 70 Former Vice Chairman Staples, Inc. Lead Director, Class A Director nominee	2004	II				Strategic Planning Marketing and Sales Operations and Logistics
Emily Nagle Green, 65 Former Chairman and Chief Executive Officer Yankee Group Independent Director	2012	II		M	C	Technology Marketing and Sales Strategic Planning
John W. Casella, 72 Chairman, Chief Executive Officer and Secretary Casella Waste Systems, Inc.	1993	III				Solid Waste Strategic Planning Regulatory/Public Policy
William P. Hulligan, 79 Former President and Chief Operating Officer Progressive Waste Solutions Ltd. Independent Director	2015	III	M	C		Solid Waste Operations and Logistics Regulatory/Public Policy
Rose Stuckey Kirk, 60 Chief Corporate Social Responsibility Officer Verizon Communications Corp. Independent Director	2020	III		M	M	Marketing and Sales Environmental, Social and Governance Technology
C= Chair, M = Member

Executive Compensation Highlights

We maintain an executive compensation program that reflects our corporate strategy and short- and long-term business objectives and that provides performance-based pay that aligns the interests of our executives with those of our stockholders. Our Compensation and Human Capital Committee annually reviews our executive compensation program to ensure continued alignment with our philosophy, corporate strategy, and business objectives.

Our stockholders have shown their support for our executive compensation program as evidenced by a 96.9% favorable “say-on-pay” vote at our 2022 Annual Meeting of Stockholders.

The overall mix of total target compensation for our Chief Executive Officer and our other named executive officers (other than Edwin D. Johnson, our former President and Chief Operating Officer) for fiscal 2022 is illustrated in the following charts:

*

Total target compensation mix includes target compensation for all other named executive officers other than Mr. Johnson, who retired from his position as President and Chief Operating Officer effective as of July 1, 2022 and transitioned into the role of Operations Advisor until December 31, 2022.

We employ a number of “best practices” with respect to executive compensation design:

WHAT WE DO	WHAT WE DON’T DO

Balance of short- and long-term incentive compensation; favors longer term

Majority of named executive officer pay is performance-based

50% or 75% of named executive officer annual equity awards are performance-based

Caps on named executive officer bonus payments

Limited use of perquisites

Executive officer and director stock ownership guidelines

Double-trigger equity vesting at change in control in our 2016 Incentive Plan

Clawback policy with respect to cash and equity incentive-based compensation

Annual “say-on-pay” votes

Independent Compensation and Human Capital Committee advisor

Do not guarantee salary increases or non-performance-based bonuses

Do not permit employees or directors to engage in hedging transactions, short sales of Company securities or the purchase or sale of puts, calls or other derivative securities based on Company securities

Do not provide excise tax gross-ups in future employment agreements

Do not provide excessive perquisites

Do not pay long-term incentive compensation in cash

Do not include evergreen provisions in stock incentive plan

PURPOSES OF THE 2023 ANNUAL MEETING

At the 2023 Annual Meeting, our stockholders will consider and vote upon the following matters:

1.	To elect three Class II directors, each to serve for a term expiring at the 2026 Annual Meeting of Stockholders;

2.	To approve the Casella Waste Systems, Inc. Second Amended and Restated 1997 Employee Stock Purchase Plan;

3.

To approve, in an advisory “say-on-pay” vote, the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis,” executive compensation tables and accompanying narrative disclosures in this proxy statement;

4.	To recommend, in an advisory “say-on-frequency” vote, the frequency of future advisory “say-on-pay” votes;

5.	To ratify the appointment of RSM US LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2023; and

6.	To transact such other business as may properly come before the 2023 Annual Meeting and any postponement, adjournment, rescheduling or continuation thereof.

All proxies will be voted in accordance with the instructions contained in those proxies. Unless contrary instructions are indicated on the enclosed proxy, all shares of our Class A and Class B common stock represented by valid proxies received pursuant to this solicitation (and that have not been revoked in accordance with the procedures set forth herein) will be voted (a) “FOR” the election of all three director nominees nominated by our Board as set forth in this proxy statement, (b) “FOR” the approval of the Casella Waste Systems, Inc. Second Amended and Restated 1997 Employee Stock Purchase Plan, (c) “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, (d) in favor of the frequency of every “1 YEAR” for future advisory “say-on-pay” votes, (e) “FOR” the ratification of the appointment RSM US LLP as our independent auditors for the fiscal year ending December 31, 2023, and (f) in the discretion of the persons named on the proxy card in connection with any other business that may properly come before the 2023 Annual Meeting and any adjournments, postponements, reschedulings or continuations thereof, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At this time, except as otherwise disclosed in this proxy statement, the Board knows of no other business that may properly come before the 2023 Annual Meeting; however, if other matters properly come before the 2023 Annual Meeting, it is intended that the persons named in the proxy will vote thereon in accordance with their best judgment.

IMPORTANT INFORMATION ABOUT THE 2023 ANNUAL MEETING AND VOTING

Q. Why did I receive these proxy materials?	A.

We are providing these proxy materials to you in connection with the solicitation by our Board of proxies to be voted at the 2023 Annual Meeting, to be conducted online via live webcast at www.meetnow.global/M5ZW67R on Thursday, June 1, 2023 at 10:00 a.m. Eastern Time.

Q. What is included in the proxy materials?	A.

The proxy materials include this proxy statement and our 2022 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”). If you receive a paper copy of the proxy materials, a proxy card or voting instruction form are also included.

Q. Why did I receive a “Notice of Internet Availability of Proxy Materials” instead of a full set of printed proxy materials?	A.

Providing access to proxy materials over the Internet helps us lower the cost of holding our annual meeting and saves natural resources. This approach expedites stockholders’ receipt of proxy materials while conserving natural resources and reducing our distribution costs.

On or about April 17, 2023, we are mailing the Notice to our stockholders (except those stockholders who previously requested electronic or paper delivery of proxy materials), which includes instructions as to how stockholders may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials provided in the Notice.

Q. How do I attend and vote at the virtual 2023 Annual Meeting?	A.	The 2023 Annual Meeting will be conducted as a virtual meeting of stockholders. We will host the meeting online via live webcast. The webcast will start at 10:00 a.m. Eastern Time on June 1, 2023.

You are entitled to participate in the 2023 Annual Meeting only if you were a holder of the Company’s shares as of the close of business on April 5, 2023, the record date for the 2023 Annual Meeting. Stockholders will be able to attend the meeting online, vote online during the meeting and submit questions online during the meeting by visiting www.meetnow.global/M5ZW67R. We encourage you to access the 2023 Annual Meeting prior to the start time. Online access will begin at 9:45 a.m. Eastern Time.

If your shares are registered directly in your name (i.e., you hold your shares through our transfer agent, Computershare), you must have your control number, which is located on your proxy card or the Notice, to attend the 2023 Annual Meeting online, vote online during the meeting and submit questions online during the meeting. If you are a registered holder, you are already registered for the meeting.

If you hold your shares in “street name,” meaning they are held for your account by a bank, broker or other nominee, you must register in advance to attend the 2023 Annual Meeting online, vote online during the meeting and submit questions online during the meeting. To register to attend the 2023 Annual Meeting online, you must submit proof of your proxy power (legal proxy) from your bank or broker reflecting your Company holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 26, 2023. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare at the following:

By email: Forward the email from your broker granting you a legal proxy, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail: Computershare

Casella Waste Systems, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Q. What if I encounter technical difficulties or have trouble accessing the 2023 Annual Meeting?	A.	The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is no longer supported. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the 2023 Annual Meeting. If you have technical difficulties or trouble accessing the virtual 2023 Annual Meeting at any time after online access commences at 9:45 a.m. Eastern Time, on the date of the 2023 Annual Meeting, please access the support link provided on the meeting website or call 1-888-724-2416 or 1-781-575-2748 for technical assistance.

Q. Why is the 2023 Annual Meeting a virtual, online meeting?	A.	The 2023 Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. Our virtual meeting will be governed by our Rules of Conduct, which will be posted at www.meetnow.global/M5ZW67R on the date of the 2023 Annual Meeting. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the 2023 Annual Meeting by enabling stockholders to participate remotely from any location. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

Q. What are the recommendations of the Board?	A.	Our Board unanimously recommends that you vote your shares as follows:
•	“FOR” the election of the three Class II directors nominated by our Board as set forth in this proxy statement;

•	“FOR” the approval of the Casella Waste Systems, Inc. Second Amended and Restated 1997 Employee Stock Purchase Plan;

•	“FOR” the approval, in an advisory “say-on-pay” vote, of the compensation of our named executive officers;

•	in favor of the frequency of every “1 YEAR” for future advisory “say-on-pay” votes; and

•	“FOR” the ratification of the appointment of RSM US LLP as our independent auditors for the fiscal year ending December 31, 2023.

Q. Who can vote at the 2023 Annual Meeting and what are the voting rights of such stockholders?	A.

Our Board fixed April 5, 2023 as the record date for the 2023 Annual Meeting. If you were a stockholder of record on the record date, you are entitled to vote (in person or by proxy) all of the shares that you held on that date at the 2023 Annual Meeting and at any postponement, adjournment, rescheduling or continuation thereof.

On the record date, we had 50,897,669 shares of Class A common stock outstanding (each of which entitles its holder to one vote per share) and 988,200 shares of Class B common stock outstanding (each of which entitles its holder to 10 votes per share). Unless indicated otherwise in this proxy statement, we refer to our Class A common stock and our Class B common stock together as our common stock. Holders of our common stock do not have cumulative voting rights.

No securities other than our Class A common stock and Class B common stock are entitled to vote at the 2023 Annual Meeting. Only stockholders of record on April 5, 2023 are entitled to notice of, and to vote at, the 2023 Annual Meeting.

Q. How do I vote?	A.	If your shares are registered directly in your name, you may vote:

(1)

Over the Internet: You may vote by proxy via the website of our tabulator, Computershare Trust Company, N.A., at www.investorvote.com/CWST. Use the vote control number printed on the Notice (or your proxy card) to access your account and vote your shares by proxy. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your internet proxy before 11:59 p.m., Eastern Time, on Wednesday, May 31, 2023, the day before the 2023 Annual Meeting, for your proxy to be valid and your vote to count.

(2)

By Telephone: You may vote by proxy by calling 1-800-652-VOTE (8683), toll free from the United States, Canada and Puerto Rico and by following the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m., Eastern Time, on Wednesday, May 31, 2023, the day before the 2023 Annual Meeting, for your proxy to be valid and your vote to count.

(3)

By Mail: If you received a printed copy of the proxy materials, complete and sign your proxy card and mail it to Computershare Trust Company, N.A. in the postage prepaid envelope we provided. Computershare Trust Company, N.A. must receive the proxy card by Wednesday, May 31, 2023, the day before the 2023 Annual Meeting, for your proxy to be valid and your vote to count. Your shares will be voted according to your instructions.

(4)

Online while virtually attending the Meeting: If you attend the 2023 Annual Meeting online, you may vote your shares online while virtually attending the 2023 Annual Meeting by visiting www.meetnow.global/M5ZW67R.

A.	If your shares are held in “street name,” meaning they are held for your account by a bank, broker or other nominee, you may vote:

(1)	Over the Internet or by Telephone: You will receive instructions from your bank, broker or other nominee if they permit internet or telephone voting. You should follow those instructions.

(2)	By Mail: You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3)

Online while virtually attending the Meeting: You may vote your shares online while virtually attending the 2023 Annual Meeting by following the instructions as described in the answer to the question above entitled “How do I attend and vote at the virtual 2023 Annual Meeting?”

Q. How will my shares be voted if I do not return my proxy or do not provide specific voting instructions in the proxy card or voting instruction form that I submit?	A.	If your shares are registered directly in your name, your shares will not be voted if you do not vote by proxy over the internet, by telephone or by returning your proxy prior to the 2023 Annual Meeting, or online while virtually attending the 2023 Annual Meeting. If you submit a proxy card without giving specific voting instructions on one or more matters listed in the Notice, your shares will be voted as recommended by our Board on such matters, and as the proxyholders may determine in their discretion how to vote with respect to any other matters properly presented for a vote at the 2023 Annual Meeting, subject to compliance with Rule 14a-4(c) of the Exchange Act.

If your shares are held in street name at a broker, your broker may, under certain circumstances, vote your shares if you do not timely provide your voting instructions. Stock exchange rules permit a broker to vote shares held in a brokerage account on certain proposals if the broker does not receive voting instructions from you. Stock exchange rules, however, prohibit brokers from voting uninstructed shares in the case of election of directors, executive compensation matters and certain other matters. Of the matters to be voted on at the 2023 Annual Meeting, we expect the only proposal on which brokers will have discretionary voting authority is the ratification of the appointment of our independent auditors (Proposal 5).

A “broker non-vote” results on a matter when your broker returns a proxy but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you.

We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the 2023 Annual Meeting according to your instructions.

Q. Can I change my vote or revoke my proxy?	A.	If your shares are registered directly in your name, you may revoke your proxy or change your vote at any time before the 2023 Annual Meeting. To do so, you must do one of the following:

(1)	Vote by proxy over the internet or by telephone prior to the 2023 Annual Meeting as instructed above. Only your latest internet or telephone vote submitted prior to the 2023 Annual Meeting is counted. You may not change your vote over the internet or by telephone after 11:59 p.m., Eastern Time, on Wednesday, May 31, 2023.

(2)	Sign a new proxy and mail it as instructed above. Only your latest dated, valid proxy received by Computershare Trust Company, N.A. by Wednesday, May 31, 2023 will be counted.

(3)

Attend the virtual 2023 Annual Meeting and vote online as instructed above. Attending the virtual 2023 Annual Meeting alone will not revoke your internet vote, telephone vote or proxy, as the case may be.

If your shares are held in street name, you may submit a new, later-dated voting instruction form or contact your bank, broker or other nominee. You may also vote online while virtually attending the 2023 Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you follow the instructions as described in the answer to the question above entitled “How do I attend and vote at the virtual 2023 Annual Meeting?”.

Q. How many shares must be present to hold the 2023 Annual Meeting?	A.

The presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at the 2023 Annual Meeting by the holders of our Class A common stock and our Class B common stock, voting together as a class, is necessary to constitute a quorum for the transaction of business at the 2023 Annual Meeting, other than the election of the director whom holders of Class A common stock, voting separately as a class, are entitled to elect, whom we refer to as the Class A Director. The presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at the 2023 Annual Meeting by holders of our Class A common stock is necessary to constitute a quorum for purposes of the election of the Class A Director. Shares present virtually during the 2023 Annual Meeting will be considered shares of common stock represented in person at the meeting. Abstentions are counted for the purpose of determining the presence of a quorum. Broker non-votes, if any, are counted for the purpose of determining the presence of a quorum. If a quorum is not present, we expect to adjourn the 2023 Annual Meeting until we obtain a quorum.

Q. What vote is required to approve each matter and how are votes counted?	A.	Proposal 1 — Election of Three Class II Directors

Under our By-Laws, the holders of Class A common stock, voting separately as a class, are entitled to elect the Class A Director. Joseph G. Doody has been nominated as the Class A Director. The nominee for Class A Director receiving the highest number of votes FOR election as Class A Director cast by holders of Class A common stock will be elected as Class A Director and Class II director. The nominees for director other than Mr. Doody receiving the highest number of votes FOR election cast by holders of Class A common stock and Class B common stock, voting together as a class, will be elected as the other Class II directors. Pursuant to our majority vote resignation policy included in the Company’s Corporate Governance Guidelines, any nominee who is an incumbent director and who does not receive more votes “for” his or her election than votes “withheld” from his or her election in an uncontested election of directors would be required to offer his or her resignation to the Board.

If a stockholder does not vote for the election of directors because the authority to vote is withheld, because a proxy is not returned, because the broker holding the shares does not vote or because of some other reason, the shares will not count in determining the total number of votes for each nominee. Proxies signed and returned to the Company unmarked will be voted FOR the three (3) nominees (Michael L. Battles, Joseph G. Doody and Emily Nagle Green).

Votes that are not returned, votes that are withheld and broker non-votes will have no effect on the outcome of the election. In this regard, shares held in street name by banks, brokers or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any director nominee and will be treated as broker non-votes.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

With respect to Proposal 1, you may:

•	vote FOR all nominees;

•	vote FOR one or more nominees and WITHHOLD your vote from the other nominees; or

•	WITHHOLD your vote from all nominees.

Proposal 2 — Approval of the Casella Waste Systems, Inc. Second Amended and Restated 1997 Employee Stock Purchase Plan

To approve Proposal 2, the holders of shares of Class A common stock and Class B common stock, voting together as a class, representing a majority of the votes cast on the matter must vote FOR the proposal. Shares held in street name by banks, brokers or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST Proposal 2 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 2. If you vote to ABSTAIN on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will not be counted as votes cast on Proposal 2. Voting to ABSTAIN will have no effect on the voting on Proposal 2.

Proposal 3 — Advisory “Say-on-Pay” Vote on the Compensation of Our Named Executive Officers

To approve Proposal 3, the holders of shares of Class A common stock and Class B common stock, voting together as a class, representing a majority of the votes cast on the matter must vote FOR the proposal. Shares held in street name by banks, brokers or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 3 will not be counted as votes FOR or AGAINST Proposal 3 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 3. If you vote to ABSTAIN on Proposal 3, your shares will not be voted

FOR or AGAINST the proposal and will not be counted as votes cast on Proposal 3. Voting to ABSTAIN will have no effect on the voting on Proposal 3.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof). However, the Compensation and Human Capital Committee of our Board and our Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Proposal 4 — Advisory “Say-on-Frequency” Vote to Recommend Whether Future “Say-on-Pay” Votes Should Occur Every One, Two or Three Years

To recommend the frequency of future advisory “say-on-pay” votes, you may:

•	vote for future advisory “say-on-pay” votes to occur every “1 YEAR”;

•	vote for future advisory “say-on-pay” votes to occur every “2 YEARS”;

•	vote for future advisory “say-on-pay” votes to occur every “3 YEARS”; or

•	ABSTAIN from voting on this matter.

To approve one of the three frequency options under Proposal 4, the holders of shares of Class A common stock and Class B common stock, voting together as a class, representing a majority of the votes cast on the matter must vote for the frequency option. Shares held in street name by banks, brokers or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 4 will not be counted as votes for any of the frequency options and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 4. If you vote to ABSTAIN on Proposal 4, your shares will not be voted for any of the frequency options and will not be counted as votes cast on Proposal 4. Voting to ABSTAIN will have no effect on the voting on Proposal 4.

With respect to Proposal 4, if none of the three frequency options receives the vote of the holders of a majority of the votes cast on the matter, we will consider the frequency option receiving the highest number of votes cast by stockholders to be the frequency that has been recommended by stockholders. As described in more detail in Proposal 4, this advisory vote is non-binding; however, our Board will take into consideration the outcome of this vote in making a determination about the frequency of future advisory “say-on-pay” votes.

Proposal 5 — Ratification of the Appointment of Independent Auditors

To approve Proposal 5, the holders of shares of Class A common stock and Class B common stock, voting together as a class, representing a majority of the votes cast on the matter must vote FOR the proposal. If your shares are held by a bank, broker or other nominee in street name and you do not timely provide voting instructions with respect to your shares, we expect that your bank, broker or other nominee will have the authority to vote your shares on Proposal 5. If you vote to ABSTAIN on Proposal 5, your shares will not be voted FOR or AGAINST the proposal and will not be counted as votes cast on Proposal 5. Voting to ABSTAIN will have no effect on the voting on Proposal 5.

Although stockholder ratification of the appointment of RSM US LLP as our independent auditors for the fiscal year ending December 31, 2023 by the Audit Committee of our Board is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If such ratification is not approved at the 2023 Annual Meeting, our Audit Committee may reconsider its appointment of RSM US LLP as our independent auditors for the fiscal year ending December 31, 2023.

Q. Are there other matters to be voted on at the 2023 Annual Meeting?	A.	We do not know of any matters that may come before the 2023 Annual Meeting other than as discussed in this proxy statement. If any other matters are properly presented at the 2023 Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter subject to compliance with Rule 14a-4(c) of the Exchange Act.

Q. How do I submit a question at the virtual 2023 Annual Meeting?	A.	If you wish to submit a question on the day of the 2023 Annual Meeting, beginning at 9:45 a.m. Eastern Time, you may log into, and ask a question on, the virtual meeting platform at www.meetnow.global/M5ZW67R. Our virtual meeting will be governed by our Rules of Conduct, which will be posted at www.meetnow.global/M5ZW67R on the date of the 2023 Annual Meeting. We intend to answer during the 2023 Annual Meeting all questions submitted that are pertinent to the Company and the items being voted on by stockholders, as time permits and in accordance with our Rules of Conduct. If we are unable to respond to a stockholder’s properly submitted question due to time constraints, we will either post the response on the investor relations section of our website following the 2023 Annual Meeting, or respond directly to that stockholder using the contact information provided. Questions and answers will be grouped by topic, and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources and address all stockholder questions, we will respond to no more than two questions from any single stockholder.

Q. Where can I find the voting results?	A.	We will report the voting results in a Current Report on Form 8-K within four business days following the conclusion of the 2023 Annual Meeting.

Q. What is the Company’s Internet address?	A.	The Company’s internet address is www.casella.com. The Company’s filings with the SEC are available free of charge via a link from this address. Unless expressly indicated otherwise, information contained on our website is not part of this proxy statement. In addition, none of the information on the other websites listed in this proxy statement is part of this proxy statement. These website addresses are intended to be inactive textual references only.

Q. What are the costs of soliciting these proxies?	A.	We will bear the entire cost of soliciting proxies on behalf of the Board, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional soliciting materials furnished to stockholders by or on behalf of the Company. In addition to such solicitation materials, our directors, officers and employees may solicit proxies by telephone, telegram, facsimile, electronic mail, internet and text messaging as well as personal solicitation without additional compensation. You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.

Copies of solicitation material will be furnished to banks, brokerage houses, dealers, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, together with our 2022 Annual Report, which includes the 2022 Form 10-K, to beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.

BOARD OF DIRECTORS

Information Regarding Directors and Director Nominees

Our Second Amended and Restated Certificate of Incorporation and our By-Laws provide for the classification of our Board into three classes, each having as nearly an equal number of directors as possible. The terms of service of the three classes are staggered so that the term of one class expires each year. At each annual meeting of stockholders, directors are elected for a full term of three years to continue or succeed those directors whose terms are expiring.

Our Board currently consists of nine directors. Class I consists of Michael K. Burke, Douglas R. Casella and Gary Sova, each with a term ending at the 2025 Annual Meeting of Stockholders. Class II consists of Michael L. Battles, Joseph G. Doody and Emily Nagle Green, each with a term ending at the 2023 Annual Meeting. Class III consists of John W. Casella, William P. Hulligan and Rose Stuckey Kirk, each with a term ending at the 2024 Annual Meeting of Stockholders. The holders of Class A common stock, voting separately as a class, are entitled to elect the Class A Director. Mr. Doody, a Class II director and the Lead Director, has been nominated to serve as the Class A Director. The employment agreement by and between us and Mr. John Casella requires that we use our best efforts to cause Mr. John Casella to be nominated and elected as a director.

Upon the recommendation of the Nominating and ESG Committee of our Board, our Board nominated Messrs. Michael L. Battles and Joseph G. Doody and Ms. Emily Nagle Green for re-election at the 2023 Annual Meeting as Class II directors, each to serve until the 2026 Annual Meeting of Stockholders and until his or her respective successor is elected and qualified. Messrs. Battles and Doody and Ms. Nagle Green were elected as directors by our stockholders at the 2020 Annual Meeting of Stockholders.

Director Biographies and Qualifications

Background information about each director nominee and each continuing director, including his or her age and period of service as a director of the Company; his or her committee memberships; his or her business experience, including principal occupation and employment and directorships at other public companies during the past five years; his or her community activities; and his or her other experience, qualifications, attributes or skills that led our Board to conclude he or she should serve as a director of the Company, is provided below.

Class II Director Nominees to be elected at the 2023 Annual Meeting (terms expiring at the 2026 Annual Meeting of Stockholders, if elected)

Class III Directors (terms expiring at the 2024 Annual Meeting of Stockholders)

Class I Directors (terms expiring at the 2025 Annual Meeting of Stockholders)

Board Diversity Matrix

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix (As of April 14, 2023)

Total Number of Directors	9

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	2	7	—	—

Part II: Demographic Background

African American or Black	1	—	—	—

Alaskan Native or Native American	—	—	—	—

Asian	—	—	—	—

Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	1	7	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	—

Did Not Disclose Demographic Background	—

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance policies and practices that we have adopted. We have adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees, Corporate Governance Guidelines and charters for the Audit Committee, Compensation and Human Capital Committee and Nominating and ESG Committee of our Board. Complete copies of our Code of Business Conduct and Ethics, Corporate Governance Guidelines and committee charters, which are described below, are available on the Investor Relations section of our website, www.casella.com. Alternatively, you can request a copy of any of these documents by writing to Casella Waste Systems, Inc., Attn: Corporate Secretary, 25 Greens Hill Lane, Rutland, Vermont 05701.

Board Responsibilities

The Board oversees, counsels and directs management in our long-term interests and those of our stockholders. The Board’s responsibilities include:

•	Selecting and regularly evaluating the performance of the Chief Executive Officer and other executive officers;

•	Reviewing and approving our major financial objectives and strategic and operating plans, business risks and actions;

•	Overseeing the conduct of our business to evaluate whether the business is being properly managed; and

•	Overseeing the processes for maintaining the integrity of our financial statements and other publicly disclosed information in compliance with law.

All of our directors are expected to comply with our Code of Business Conduct and Ethics and our Insider Trading Policy. The Board conducts periodic self-evaluations. In addition, we encourage our directors to attend formal training programs in areas relevant to the discharge of their duties as directors.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These guidelines, which provide a framework for the conduct of our Board’s business, provide, among other matters, that:

•	our Board’s principal responsibility is to oversee the management of the Company;

•	a majority of the members of our Board shall be independent directors;

•	the independent directors shall meet regularly in executive session;

•	directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•

newly elected directors are expected to participate in a briefing program, which is designed to provide new directors with the non-public information regarding the strategic direction of the Company as well as a background of the Company’s financial information;

•	all directors are expected to participate in continuing director education on an ongoing basis; and

•	our Board and its committees will conduct periodic self-evaluations to determine whether they are functioning effectively.

Board Determination of Independence

Under the applicable rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board determined that none of Mses. Kirk and Nagle Green or Messrs. Battles, Burke, Doody, Hulligan and Sova has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

Director Nomination Process

The Nominating and ESG Committee acts under a written charter that we have posted on the Corporate Governance page of the Investor Relations section of our website, www.casella.com. The process followed by the Nominating and ESG Committee to identify, evaluate and nominate new directors to the Board is to identify needed skills and domains, invite recommendations from Board members, investors, and others, and develop a candidate slate from those sources as well as from any third-party recruitment firm or service that is engaged by the Nominating and ESG Committee. The Nominating and ESG Committee’s candidate evaluation process includes multiple phone and in-person interviews conducted by the third-party recruitment firm or service engaged by the Nominating and ESG Committee, members of the Nominating and ESG Committee, and Company executives, and also external references and background checks.

Criteria and Diversity

In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, the Nominating and ESG Committee applies the criteria set forth in our Corporate Governance Guidelines as well as current and potential future needs the Company may have for support from the Board in particular domains. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diversity, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. We recognize the importance of diversity with regard to the composition of the Board and strive to have a Board that provides diversity of thought and a broad range of perspectives. In an effort to achieve these objectives, the Nominating and ESG Committee and the Board as a whole consider a wide range of attributes when determining and assessing director nominees and new candidates, including personal and professional backgrounds, gender, race, national origin and tenure of Board service, and consider candidates from a broad range of sources, including lists of diverse candidates. The Nominating and ESG Committee is committed to considering diversity in its director candidate recommendations and its charter requires that the search process for each new director shall include diverse candidates. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Nominating and ESG Committee believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities to our stockholders.

The director biographies appearing above indicate each nominee’s experience, qualifications, attributes and skills that led our Board to conclude that he or she should continue to serve as a member of our Board. Our Board believes that each of the nominees has substantial achievement in his or her professional pursuits, and possesses the background, talents and experience that our Board desires and that will contribute to the best interests of the Company and to long-term stockholder value.

Stockholder Nominations

Stockholders may recommend individuals to the Nominating and ESG Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to: Nominating and ESG Committee, c/o Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701. The Nominating and ESG Committee has no obligation to consider individuals recommended by stockholders for nomination by the Committee as potential director candidates. However, assuming that appropriate biographical and background material has been provided on a timely basis, we expect that individuals recommended by stockholders would be so considered and evaluated by the Nominating and ESG Committee by following substantially the same process, and applying substantially the same criteria, as it follows for candidates identified by the Committee and others.

Stockholders also have the right under our By-Laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and ESG Committee or our Board, by following the procedures set forth under “Stockholder Proposals and Nominations for the 2024 Annual Meeting of Stockholders.” If our Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement and proxy card for the next annual meeting of stockholders. Otherwise, candidates nominated by stockholders in accordance with the procedures set forth in the By-Laws will not be included in our proxy statement for the next annual meeting.

Board Meetings and Attendance

Our Board met six times during fiscal 2022, either in person or by teleconference. During fiscal 2022, each incumbent director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

We encourage, but have no policy with respect to, attendance of directors at the annual meeting of stockholders. Eight of our then-serving directors attended the 2022 Annual Meeting of Stockholders.

Board Leadership Structure

Mr. John Casella serves as Chairman of our Board and is our Chief Executive Officer. Mr. Doody serves as our Lead Director. Our Board believes that combining the Chairman and Chief Executive Officer positions fosters clear accountability, effective decision-making and alignment of corporate strategy, strikes an effective balance between strategy development, independent leadership and management oversight in the Board process and, taken together with the Lead Director role, is the appropriate leadership structure for us at this time. The responsibilities of the Lead Director are as follows:

•	preside at all meetings of the Board at which the Chairman of the Board is not present, including any meeting of the independent Directors in executive session;

•	have the authority to call meetings of independent directors;

•	if requested by major stockholders, ensure that he or she is available for consultation and direct communication;

•	meet with any director who is not adequately performing his or her duties as a member of the Board or any committee;

•	facilitate communications between other members of the Board and the Chairman of the Board and/or the Chief Executive Officer;

•	work with the Chairman of the Board in the preparation and approval of the agenda for each Board meeting and in determining the need for special meetings of the Board;

•	work with the Chairman of the Board in approving meeting schedules to assure there is sufficient time for discussion of all agenda items;

•	work with the Chairman of the Board in approving all information sent to the Board; and

•	otherwise consult with the Chairman of the Board and/or the Chief Executive Officer on matters relating to corporate governance and Board performance.

Board Committees

Our Board has established three standing committees — Audit, Compensation and Human Capital, and Nominating and ESG — each of which operates under a charter that was approved by our Board.

Our Board determined that all of the members of each of its three committees are independent under the rules of the Nasdaq Stock Market, including, in the case of all members of the Audit Committee, the independence requirements under Rule 10A-3 under the Exchange Act, and, in the case of all members of the Compensation and Human Capital Committee, the independence requirements under Rule 10C-1 under the Exchange Act. Our current non-employee directors serve on the committees of our Board as follows:

	Audit Committee	Compensation and Human Capital Committee	Nominating and ESG Committee

Michael L. Battles

Michael K. Burke

Joseph G. Doody**

William P. Hulligan

Rose Stuckey Kirk

Emily Nagle Green

Gary Sova

**	Lead Director
Chairperson

Member

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, evaluating, retaining and, if necessary, terminating an independent registered public accounting firm to serve as our independent auditors;

•	reviewing and discussing with management and our independent auditors our annual and quarterly financial statements and related disclosures and the internal controls over our financial reporting;

•	overseeing our compliance with legal and regulatory requirements;

•

taking appropriate actions, or recommending that our Board take appropriate action, to oversee the qualifications and independence of our independent auditors, including the consideration of independence when preapproving audit and non-audit services;

•	overseeing our internal audit function;

•	monitoring the performance of our internal audit function and our independent auditors, including conducting an annual evaluation of the performance of our auditors;

•	overseeing our risk management policies;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the Audit Committee report required by SEC rules, which is included on page 32 of this proxy statement.

The current members of the Audit Committee are Messrs. Burke (Chair), Battles, Hulligan and Sova. Our Board determined that Mr. Burke is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee met four times during fiscal 2022, either in person or by teleconference. See “Report of the Audit Committee of the Board of Directors.”

Compensation and Human Capital Committee

The Compensation and Human Capital Committee’s responsibilities include:

•	administering any bonus, incentive compensation and stock incentive plans;

•	reviewing and approving the salaries and certain other compensation and benefits of our executive officers;

•	reviewing and making recommendations to our Board with respect to director compensation;

•	reviewing and discussing with management our “Compensation Discussion and Analysis,” which is included beginning on page 36 of this proxy statement;

•	preparing the Compensation and Human Capital Committee report required by SEC rules, which is included on page 50 of this proxy statement; and

•

overseeing the development, implementation and effectiveness of our policies and strategies to our human capital management function, including but not limited to those policies and strategies regarding diversity, equality and inclusion, and talent management.

Under its charter, the Compensation and Human Capital Committee may form and delegate authority to subcommittees as it deems appropriate from time to time under the circumstances. The Compensation and Human Capital Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer and director compensation. During fiscal 2022 the Compensation and Human Capital Committee retained Pay Governance LLC, an independent compensation consultant (“Pay Governance”). Pay Governance reports directly to the Compensation and Human Capital Committee and assists the Compensation and Human Capital Committee in evaluating and designing executive and director compensation. In fiscal 2022, Pay Governance assisted the Compensation and Human Capital Committee in reviewing select benchmark information related to our executive compensation program, reviewing our Compensation Discussion and Analysis disclosure, and administering the Relative TSR multiplier for performance-based stock units.

The current members of the Compensation and Human Capital Committee are Messrs. Hulligan (Chair) and Sova and Mses. Kirk and Nagle Green. The Compensation and Human Capital Committee met seven times during fiscal 2022, either in person or by teleconference.

Nominating and ESG Committee

The Nominating and ESG Committee’s responsibilities include:

•	identifying individuals qualified to become members of our Board;

•	recommending to our Board persons to be nominated for election as directors;

•	recommending to our Board the directors to be appointed to each committee of the Board;

•	developing, reviewing and recommending to our Board applicable corporate governance guidelines;

•	overseeing periodic evaluations of our Board; and

•

assisting our Board in fulfilling its oversight responsibility and acting in an advisory capacity to management with respect to significant issues, strategies, goals, objectives, policies and practices that pertain to (1) our sustainability performance including sustainability innovation; and (2) our corporate responsibilities that are of significance to us and our role as a socially responsible organization.

The current members of the Nominating and ESG Committee are Mses. Nagle Green (Chair) and Kirk and Messrs. Battles and Burke. The Nominating and ESG Committee met four times during fiscal 2022, either in person or by teleconference.

Risk Oversight

Role of Our Board in Management of Risk

Our Board administers its risk oversight function directly and through its Audit Committee and receives regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, cybersecurity, strategic and reputational risks. As part of its charter, the Audit Committee regularly discusses with management our major risk exposures, their potential financial impact on us and the steps we take to manage them through the Company’s policies and its Enterprise Risk Management (“ERM”) program. Both the Audit Committee and the Board receive regular updates from senior management and key department heads on the impact, likelihood, and control effectiveness for top ERM risk areas and the Company’s action plans to manage such risks.

In addition, the Compensation and Human Capital Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and succession planning. The Nominating and ESG Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure and corporate governance.

Risk Considerations in Executive Compensation

Our Compensation and Human Capital Committee regularly considers risk as it relates to our executive compensation program, and our Compensation and Human Capital Committee does not believe our executive compensation program encourages excessive or inappropriate risk taking. As described more fully below in “Compensation Discussion and Analysis,” we structure our compensation program to consist of both fixed and variable components to motivate our executives to produce superior short- and long-term results that are in the best interests of us and our stockholders in order to attain our ultimate objective of increasing stockholder value. We believe that any risks that may arise from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.

Compensation and Human Capital Committee Interlocks and Insider Participation

The members of the Compensation and Human Capital Committee in fiscal 2022 were Messrs. Hulligan and Sova and Mses. Kirk and Nagle Green. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or Compensation and Human Capital Committee.

Certain Relationships and Related Person Transactions

We have adopted a written policy and have established procedures (the “Policy”) regarding approval of any transaction, arrangement or relationship in which the Company is a participant, and one of our executive officers, directors, certain employees or 5% stockholders (or their immediate family members) or other related persons (as defined in the Policy), has a direct or indirect material interest. We refer to any such transaction, arrangement or relationship as a “related person transaction.” The Policy requires that, subject to specific procedures for certain types of related person transactions set forth in the Policy, all related person transactions involving an aggregate amount of up to $120,000 be pre-approved by the Company’s Chief Operating Officer of Solid Waste Operations or Chief Financial Officer and all related person transactions involving an aggregate amount exceeding $120,000 be pre-approved by the Chief Operating Officer of Solid Waste Operations or Chief Financial Officer and the Audit Committee.

With respect to bidding projects in excess of $500,000 in which a related person, including Casella Construction, Inc., is a bidder, the Audit Committee has established a specific procedure. This procedure requires us to solicit a minimum of three qualified bids. The bid package is required to be sufficiently detailed to allow for direct comparisons of costs between responsive bidders. Bids for work on which Casella Construction, Inc. or any other related person is bidding are required to be directed to a third-party engineer for opening, compilation and tabulation. The bids are then evaluated by the project team based on price, performance references, qualifications, experience, alternate bid items, proposed schedule, subcontractors’ qualifications/references, technical compliance and other bid information that is in the best interest of the project. In the event that a construction contract is successfully bid by a related person, bids and recommendations are required to be submitted to our Chief Financial Officer and our Chief Operating Officer of Solid Waste Operations for submission to the Audit Committee for its approval. Change orders relating to contracts with related parties are required to be approved by the same officers (Chief Operating Officer of Solid Waste Operations or Chief Financial Officer) and/or the Audit Committee, as applicable, that pre-approved the original related person transaction; provided that the original pre-approval of a contract constituting a related person transaction may include pre-approved allowances for change orders not exceeding 10% of the value of the contract.

The credit agreement for our term loan facility and revolving credit facility provides that, subject to certain exceptions, we may not enter into any transaction with any affiliate of ours, whether or not in the ordinary course of business, unless our Board determines in good faith that such transaction is on fair and reasonable terms substantially as favorable as would be obtainable by us at the time in a comparable arm’s length transaction.

We engage Casella Construction, Inc., a company owned by John W. Casella, our Chief Executive Officer and the Chairman of our Board, his son John Casella II, his brother Douglas R. Casella, the Vice Chairman of our Board, and Mr. Douglas Casella’s son, Joseph Casella, to provide construction and related services for us, including construction, closure and capping activities at our landfills. Total purchased services from Casella Construction, Inc. charged to operations or capitalized to landfills from January 1, 2022 to December 31, 2022 was $12,296,930, of which $1,891,219 was outstanding and included in either accounts payable or other current liabilities at December 31, 2022. All contracts awarded to Casella Construction, Inc. in excess of $500,000 were approved in accordance with the procedures described above for bidding projects in which a related person is a bidder. In addition, we have approved ongoing contracts with Casella Construction, Inc., which we expect will result in additional payments by us to Casella Construction, Inc. Total revenues recorded pursuant to these contracts from January 1, 2022 to December 31, 2022 was $141,422.

We are also party to two real estate leases with Casella Associates, LLP, a Vermont limited liability company owned by Messrs. John Casella and Douglas Casella. These leases relate to our corporate headquarters in Rutland, Vermont, and our Montpelier, Vermont facility, and provide for aggregate monthly payments by us of $28,877, subject to an annual escalation provision based on increases in the consumer price index, through their expiration in August 2023. We currently intend to renew these leases prior to their expiration.

From 1977 to 1992, we operated an unlined landfill located in Whitehall, New York, owned by Bola, Inc., a corporation owned by Messrs. John Casella and Douglas Casella, which operated as a single-purpose real estate holding company. We paid the cost of closing this landfill in 1992 and have agreed to pay all post-closure obligations. From January 1, 2022 to December 31, 2022, we paid an aggregate of $9,544 pursuant to this arrangement. As of December 31, 2022, we had accrued $16,760 for costs related to those post-closure obligations.

In connection with Mr. Douglas Casella’s service as President of Casella Waste Management, Inc., our wholly owned subsidiary, in fiscal 2022 we granted Mr. Douglas Casella a restricted stock unit award with a grant date fair value of $164,983.

Michael Casella, the son of Mr. John Casella, is employed by the Company as Market Area Manager. From January 1, 2022 through December 31, 2022, Michael Casella earned $210,403 as salary, bonus, and other benefits related to his employment and received a restricted stock unit award with a grant date fair value of $15,963.

Elizabeth Casella, the daughter of Mr. John Casella, is employed by the Company as Senior Director of Development and Strategy. From January 1, 2022 through December 31, 2022, Ms. Casella earned $269,426 as salary, bonus, and other benefits related to her employment and received a restricted stock unit award with a grant date fair value of $18,140.

We have entered into employment agreements with certain of our officers. See “Executive and Director Compensation and Related Matters — Potential Payments Upon Termination or Change of Control — Employment Agreements.”

Communicating with the Independent Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Lead Director, with the assistance of our Chief Financial Officer and General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Lead Director considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board should address such communications to: Board of Directors, Attn: Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

Restrictions on Hedging Transactions and Pledging Transactions

We have an insider trading policy that is applicable to our employees and directors. The policy prohibits those individuals, and their family members and certain other persons and entities with whom they have relationships, from engaging in the following activities: short sales of our securities, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities based on our securities; and purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities. The policy also prohibits our executive officers, directors and certain employees designated by the Board, our Chief Executive Officer, our Chief Financial Officer or our General Counsel, and their family members and certain other persons and entities with whom they have relationships, from purchasing our securities on margin; borrowing against our securities held in a margin account; or pledging our securities as collateral for a loan. However, an exception may be granted where a person wishes to pledge our securities as collateral for a loan (other than a margin loan) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge our securities as collateral for a loan must submit a request for approval to our Chief Financial Officer or our General Counsel. In addition, any such request by a director or executive officer must also be reviewed and approved by the Audit Committee.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on the Corporate Governance page of the Investor Relations section of our website, www.casella.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq’s listing standards concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Report of the Audit Committee of the Board of Directors

The Audit Committee assists the Board with its oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements; the integrity of the Company’s financial statements; compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; the performance of the Company’s internal audit function and independent auditor; and the Company’s risk management policies.

The Audit Committee has also established procedures for the receipt, retention, and treatment of complaints or concerns regarding accounting, internal accounting controls and auditing matters; reviews and approves related party transactions, including the reporting or referral of such transactions to the Board; and reviews and approves the Company’s entry into swap transactions and policies related thereto. The Audit Committee’s function is more fully described in the Audit Committee Charter.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2022 and discussed these financial statements with the Company’s management and RSM US LLP (“RSM”), the Company’s independent auditors. The Audit Committee also discussed with RSM the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has also received the written disclosures and the letter from RSM required by applicable requirements of the PCAOB regarding RSM’s communications with the Audit Committee concerning independence, and has discussed with RSM its independence from the Company.

In fulfilling its responsibilities, the Audit Committee held meetings with management, the Company’s internal auditor and RSM to discuss the Company’s internal control over financial reporting and the Company’s quarterly and annual reports. In addition, the Audit Committee chair held discussions relating to various matters of importance to the Audit Committee with management, the Company’s internal auditor, and RSM, including the Company’s risk management processes and the Audit Committee’s evaluations of the Company’s internal audit function and RSM.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Following the completion of the Audit Committee’s review of the Company’s financial statements for the fiscal year ended December 31, 2022 and the Company’s internal control over financial reporting, and after considering the independence and qualifications of RSM, including RSM’s familiarity with the Company’s risks, systems, processes, controls, and accounting, and having received input from management and the Company’s internal auditor, the Audit Committee completed its evaluation of RSM and concluded that it was in the best interest of the Company and its stockholders to appoint RSM as the Company’s independent auditors for the fiscal year ending December 31, 2023.

While the Audit Committee has the authority to select and appoint the Company’s independent auditors, it believes that the Company’s stockholders should have the opportunity to ratify the Audit Committee’s appointment of RSM as the Company’s independent auditors.

By the Audit Committee of the Board of Directors of Casella Waste Systems, Inc.

Michael K. Burke, Chair

Michael L. Battles

William P. Hulligan

Gary Sova

Corporate Responsibility Highlights

Sustainability and Social Responsibility at Casella

Sustainability and social responsibility are at the core of what we do at Casella. From our early roots in Vermont in 1975, we have built a business that focuses on driving stakeholder value while improving the environment, enhancing the communities where we operate, and bettering the lives of our employees. We have been a leader for over 45 years in developing the necessary infrastructure, leading resource management services, and a world class team that helps our customers and communities meet their sustainability and environmental goals.

We report bi-annually on sustainability and social responsibility matters in our Sustainability Report. We published our first Sustainability Report in 2009. Most recently, in October of 2022 we published our 2022 Sustainability Report, which can be accessed electronically at https://ir.casella.com/esg-practices. We are not including the information contained in our Sustainability Report in, or incorporating them by reference into, this proxy statement.

Our key environmental sustainability, social responsibility, and corporate governance initiatives are organized as follows.

Our 2022 Sustainability Report provides information about the alignment of our business strategy and key sustainability and social responsibility initiatives. In addition, the 2022 Sustainability Report details five 2030 goals and our progress against each goal thus far. Below is a high-level overview of these goals.

Essential Workers	HEALTH & SAFETY

Improve our safety performance – keeping our people safe and healthy with a strong focus on safety, operating standards, and outstanding health and wellness programs, while enhancing employee engagement.

Materials Management	RESOURCE SOLUTIONS

Grow our Resource Solutions business – building on our successful recycling, organics, and solutions programs to drive higher sustainability for our customers, while supporting circular economy innovation.

Sustainable Operations	FUEL EFFICIENCY	Improve our fuel efficiency – reducing the environmental impact of collecting waste and recycling through additional automation and efficiencies, and adoption of new technologies.

Climate Leadership	GHG EMMISSIONS

Further reduce our carbon footprint – as a founding member of the EPA Climate Leaders Program, Casella reduced its GHG emissions by 45% from 2005 to 2010. Casella has set a second goal to reduce GHG by 40% from 2010 to 2030.

Community Engagement	COMMUNITY GIVING	Increase our community giving – improving community engagement through charitable donations, in-kind services, and local community sponsorships

Diversity, Equity and Inclusion

Our commitment to workplace diversity and equity, and to fostering a culture of inclusion is rooted in our core values of service, trust, responsibility, integrity, continuous improvement and teamwork. Our vision is to draw on our Core Values to achieve diversity through our workforce, including leadership, through the following initiatives:

•	directing recruiting efforts to new talent pools, promoting diversity in our training and development programs, and encouraging diversity within our process for advancing our next cohort of leaders;

•	launching a cultural awareness and competency training program for managers that emphasizes diversity, equity, and inclusion; and

•	incorporating diversity, equity, and inclusion practices as part of our ongoing efforts to upgrade our procurement system and practices.

Employee Engagement & Training and Development

We are committed to building people and cultivating engagement by investing in our career path program in order to provide a clear and measurable development pathway for career growth.

•

Apprenticeships: We have developed an apprenticeship program for drivers and technicians, where we recruit new employees from diverse backgrounds and help them build the skills they need to thrive in our organization.

•

CDL Training: We have developed a commercial driver’s license (“CDL”) training school and have partnered with several additional training schools across our operating footprint to help develop skilled drivers for our team. In fiscal 2022, we supported 74 drivers in securing their CDL, which unlocked new opportunities for them within our company.

•

Operations Trainee Program: Our operations trainee program develops individuals into frontline management roles. Through on-the-job training, participants learn the technical and leadership skills required to lead our operations. This program has become a strong pipeline for our operating managers across our company. We continue to expand our management development programs across the organization.

•

Diesel Mechanic Training: Our continued collaboration with technical schools has produced several diesel technicians throughout our organization. We continue to enhance our training infrastructure and resources to attract, develop, and retain skilled diesel mechanics.

We have also increased our focus on core values training given the level of growth of our workforce we have mainly experienced through acquisitions. This training highlights our commitment to integrating new employees and ensuring that there is continuity in our message about culture within our organization.

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is designed to provide our stockholders with an understanding of our executive compensation philosophy, objectives, program and process, as well as the compensation paid to our named executive officers in fiscal 2022. For fiscal 2022, our named executive officers were:

•	John W. Casella, our Chairman of the Board, Chief Executive Officer and Secretary;

•	Edmond R. Coletta, our President and Chief Financial Officer;

•	Shelley E. Sayward, our Senior Vice President and General Counsel;

•	Paul J. Ligon, our Senior Vice President of Sustainable Growth;

•	Sean M. Steves, our Senior Vice President and Chief Operating Officer of Solid Waste Operations; and

•	Edwin D. Johnson, our former President and Chief Operating Officer.

Effective as of July 1, 2022, Mr. Johnson retired from his position as President and Chief Operating Officer and transitioned into the role of Operations Advisor until December 31, 2022.

Executive Summary

Objectives and Philosophy of Our Executive Compensation Program

The Compensation and Human Capital Committee seeks to achieve the following broad objectives in connection with our executive compensation program:

•	Attract, retain and incentivize qualified and talented executives by providing compensation opportunities comparable to those offered by other companies with which we compete for business and talent;

•	Reward achievement of our short-term and long-term business objectives, while discouraging excessive risk-taking behavior;

•	Ensure that executive compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders; and

•

Closely align the long-term interests of our executives with those of our stockholders by providing equity incentives that link a portion of the executives’ compensation with the future performance of our Class A common stock.

Company Performance Highlights and Execution Against Fiscal 2024 Strategic Plan

Over the last several years, we have performed well against our key strategic initiatives, including in 2022 against our Fiscal 2024 Plan. This solid execution has translated into sustained strong stockholder value creation, which continued in fiscal 2022.

In February 2022, we announced our Fiscal 2024 Plan. The Fiscal 2024 Plan is focused on further enhancing stockholder returns through the following strategic initiatives:

1.   Increasing landfill returns;

2.   Driving additional profitability in our collection operations;

3.   Creating incremental value through Resource Solutions;

4.   Allocating capital for return driven growth; and

5.   Strengthening four key foundational pillars:

•	People: Developing a safe, engaged, ready workforce to support growth.

•	Sustainable Growth: Driving profitable growth through an integrated resource solutions approach.

•	Technology: Driving profitable growth and efficiencies through technology.

•	Facilities: Developing necessary long-term infrastructure through facilities planning.

Through a focused effort and disciplined approach, we are executing well against the key financial and operational goals set forth within the Fiscal 2024 Plan.

Our execution against our long-term strategy has resulted in strong financial performance and positive total shareholder returns over the last five years. This execution continued into fiscal 2022 with revenues up $195.9 million or 22.0%, net income up $12.0 million or 29.1%, Adjusted EBITDA* up $41.6 million or 20.5%, Adjusted Operating Income* up $17.8 million or 21.1%, net cash provided by operating activities up $34.6 million or 18.9%, and Adjusted Free Cash Flow* up $15.9 million or 16.7%, from fiscal 2021.

The tables below, in some instances on an adjusted basis to exclude certain items, set forth our financial performance (dollars in millions and margin as a percentage of revenues):

*

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income, Adjusted Operating Income Margin and Adjusted Free Cash Flow are non-GAAP financial measures. See Appendix B for additional information regarding non-GAAP financial measures and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Fiscal 2022 Compensation Decisions

Our compensation decisions and payouts for fiscal 2022, including with respect to our named executive officers, were based on company and individual performance along with the Compensation and Human Capital Committee’s review of the competitive position of each executive as compared to relevant market compensation data as described below.

•	Base salary increases of 3% or 6.67% for Messrs. Casella and Coletta and Ms. Sayward as compared to their base salaries in fiscal 2021;

•

Annual cash incentive compensation payout of 172.6% of the target annual cash incentive amount of each named executive officer (other than Mr. Ligon, whose payout was 123.8% of his target annual cash incentive amount and Mr. Johnson, who did not receive an annual cash incentive payment for 2022), driven by performance against our fiscal 2022 Adjusted Operating Income and Adjusted Free Cash Flow, with the entire amount of such payments made to named executive officers based on the Company’s performance;

•

Awards consisting of restricted stock units (“RSUs”), which vest based on continued service, and performance-based stock units (“PSUs”), which vest based on (i) our level of achievement of Adjusted Free Cash Flow and Adjusted EBITDA during the third year of our three-year performance period running from January 1, 2022 to December 31, 2024 and (ii) a multiplier based on relative total shareholder return (“Relative TSR”), for the period running from January 1, 2022 to December 31, 2024, along with continued service through the vesting date. Relative TSR means the Company’s total shareholder return relative to the Russell 2000 Index; and

•

PSUs granted during the fiscal year ended December 31, 2020 (“fiscal 2020”) vested at 240% of target, based on our performance in Adjusted Free Cash Flow and Adjusted EBITDA for fiscal 2022, multiplied by a Relative TSR multiplier at the maximum level reflecting our 84.2 percentile achievement for the period running from January 1, 2020 to December 31, 2022.

Key Executive Compensation Practices

We engage in the following practices so that our executive compensation program achieves our objectives and is aligned with our stockholders’ interests:

WHAT WE DO	WHAT WE DON’T DO

Balance of short- and long-term incentive compensation; favors longer term

Majority of named executive officer pay is performance-based

50% or 75% of named executive officer annual equity awards are performance-based

Caps on named executive officer bonus payments

Limited use of perquisites

Executive officer and director stock ownership guidelines

Double-trigger equity vesting at change in control in our 2016 Incentive Plan

Clawback policy with respect to cash and equity incentive-based compensation

Annual “say-on-pay” votes

Independent Compensation and Human Capital Committee advisor

Do not guarantee salary increases or non-performance-based bonuses

Do not permit employees or directors to engage in hedging transactions, short sales of Company securities or the purchase or sale of puts, calls or other derivative securities based on Company securities (see “Corporate Governance – Restrictions on Hedging Transactions and Pledging Transactions”)

Do not provide excise tax gross-ups in future employment agreements

Do not provide excessive perquisites

Do not pay long-term incentive compensation in cash

Do not include evergreen provisions in stock incentive plan

Roles of Our Compensation and Human Capital Committee and Compensation and Human Capital Committee Consultant

The Compensation and Human Capital Committee is responsible for overseeing our executive compensation program. In this capacity, the Compensation and Human Capital Committee designs, implements, reviews and approves annually all compensation for our named executive officers. In the performance of its duties, the Compensation and Human Capital Committee periodically reviews the total compensation, including the base salary, annual incentive compensation opportunities, long-term incentive award opportunities and other benefits for each of our named executive officers. In the first quarter of each year, the Compensation and Human

Capital Committee meets to determine base salary increases, if any, for our named executive officers; confirm the results of our prior-year performance for purposes of the annual incentive compensation awards; approve strategic and business objectives, which include the performance measures and goals for the annual incentive compensation plan; review the annual incentive compensation targets for the current year; and approve the form, amount, value and vesting criteria for equity awards.

The Compensation and Human Capital Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. In fiscal 2022, the Compensation and Human Capital Committee retained an independent compensation consultant, Pay Governance, to assist the Compensation and Human Capital Committee in reviewing select benchmark information related to our executive compensation program, reviewing our Compensation Discussion and Analysis disclosure, and administering the Relative TSR multiplier for performance-based stock units.

In making executive compensation decisions for fiscal 2022, the Compensation and Human Capital Committee analyzed a number of factors, including the compensation data provided by Pay Governance, sourced from independent commercially available compensation surveys and comparative reference groups, which included compensation information from our industry and other industries. Survey data gathered were size-adjusted (measured in revenue, using regression analysis to target our revenue scope as available) to ensure the data accurately reflect the general industry markets and companies with similar scope of operations with which we compete for executive talent.

The Compensation and Human Capital Committee also reviewed compensation programs of a peer group of publicly traded companies in the waste management industry. While we do not consider their compensation programs to be directly comparable to ours due to the larger size of those companies, we do review their programs to understand how relevant peers in our industry align performance-based compensation to key operating and financial metrics. This peer group, which is periodically reviewed and updated by the Compensation and Human Capital Committee and its external advisor, consists of GFL Environmental, Inc., Republic Services, Inc., Waste Connections, Inc. and Waste Management, Inc. While the Compensation and Human Capital Committee did not target any compensation element or total compensation for fiscal 2022 to any specified level of the peer group due to the relative size of the Company compared to the peer group companies, it reviewed the peer group executive compensation data to supplement its general understanding of current executive compensation practices and levels among the Company’s industry peers.

In addition, the Compensation and Human Capital Committee also relied on various other factors in making executive compensation decisions for fiscal 2022, including our Fiscal 2024 Plan, our budget, our guidance ranges, existing compensation paid to executive officers, experience level of the individual, market factors, general economic conditions and corporate performance. As such, the Compensation and Human Capital Committee does not target a specific level of competitiveness versus market benchmark data for any pay element or in aggregate, but rather reviews the range of market competitive information as one factor, along with the others listed here, in making compensation decisions.

Say-on-Pay Feedback from Stockholders

The Compensation and Human Capital Committee carefully considers feedback received from stockholders on compensation for our named executive officers. At our 2022 Annual Meeting of Stockholders, we submitted our executive compensation program to an advisory vote of our stockholders and it received the support of more than 96% of the total votes cast. The Compensation and Human Capital Committee considered the results of the advisory stockholder vote, together with the other factors and data discussed in this proxy statement, in determining executive compensation decisions and policies. The Compensation and Human Capital Committee will continue to consider the outcome of the say-on-pay votes as it reviews and determines the total compensation packages for our named executive officers.

Overview of Elements of our Executive Compensation Program

The primary elements of our executive compensation program are:

Element	Objectives	Fixed or At Risk	Performance Measured	Cash or Equity
Base Salary

•  Attract and retain executive officers by offering fixed compensation that is generally competitive with market opportunities.

•  Recognizes each executive officer’s position, role, responsibility and experience.

		Fixed	Individual	Cash

Annual Cash Incentive Compensation	• Link pay and annual Company performance. • Align executive compensation with the annual financial performance of the Company.	At Risk	Corporate	Cash

Long-Term Incentive Compensation	• Align interests between executives and stockholders. • Reward for achievement of long-term financial objectives. • Reward stock price appreciation. • Retain talent and build executive ownership.	At Risk	Corporate and Shareholder Return	Equity (RSUs and PSUs)

Total Target Compensation

The overall mix of total target compensation for our Chief Executive Officer and our other named executive officers (other than Mr. Johnson, our former President and Chief Operating Officer) for fiscal 2022 is illustrated in the following charts:

*

Total target compensation mix includes target compensation for all other named executives other than Mr. Johnson, who retired from his position as President and Chief Operating Officer effective as of July 1, 2022 and transitioned into the role of Operations Advisor until December 31, 2022.

The target compensation amounts for each fiscal 2022 compensation element for our named executive officers (other than Mr. Johnson) are shown in the table below. The actual base salary received, the actual annual cash incentive compensation award earned for fiscal 2022 and the grant date value of equity awards are reported in the Summary Compensation Table.

			Target Long-term Compensation
Named Executive Officer	Base Salary	Target Annual Cash Incentive Compensation	Time-Vested RSU Awards	Target PSU Awards	Total Target Compensation

John W. Casella	$647,149	$970,724	$400,000	$1,200,000	$3,217,873

Edmond R. Coletta	$466,796	$396,777	$200,000	$600,000	$1,663,573

Shelley E. Sayward	$320,000	$240,000	$87,500	$262,500	$910,000

Paul J. Ligon (1)	$309,155	$231,866	$60,000	$60,000	$661,021

Sean M. Steves (2)	$310,000	$186,000	$60,000	$60,000	$616,000

(1)	Mr. Ligon became an executive officer effective April 25, 2022.

(2)	Mr. Steves was appointed as our Senior Vice President and Chief Operating Officer of Solid Waste Operations effective July 1, 2022.

Mr. Johnson’s Retirement

Effective as of July 1, 2022, Mr. Johnson retired from his position as President and Chief Operating Officer and transitioned into the role of Operations Advisor. We entered into an amended and restated employment agreement with Mr. Johnson on June 20, 2022, effective as of July 1, 2022 and amended as of July 21, 2022 (“Amended and Restated Johnson Agreement”), governing his role as Operations Advisor for the period beginning on July 1, 2022 and ending December 31, 2022 unless sooner terminated in accordance with such agreement. Pursuant to the Amended and Restated Johnson Agreement, Mr. Johnson received (i) an annual base salary of $100,000 in his role as an Operations Advisor and (ii) a lump sum cash payment of $269,841 pro-rated as of June 30, 2022 in lieu of his annual cash incentive compensation and other long-term compensation. Mr. Johnson’s outstanding equity awards were terminated as of June 30, 2022. His role as an Operations Advisor ended on December 31, 2022.

Executive Compensation Program – Design and Elements

Base Salary

On an annual basis, our Compensation and Human Capital Committee reviews and evaluates for adjustments to the base salaries of our named executive officers based on the scope of each executive’s responsibilities, individual contribution, prior experiences and sustained performance. Base salaries are also reviewed and adjusted, as deemed appropriate, in the case of promotions or other significant changes in responsibility. No formulaic base salary increases are provided to our named executive officers, and none of our named executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. In making decisions regarding salary increases, the Compensation and Human Capital Committee may also draw on the experiences of members of our Board with other companies and its review of independent commercially available salary surveys and publicly available compensation information. After taking into consideration such factors, the Compensation and Human Capital Committee approved annual base salary increases of 3% for Messrs. Casella and Coletta and 6.67% for Ms. Sayward for fiscal 2022.

The following table sets forth the annual base salaries of our named executive officers for fiscal 2022 and fiscal 2021:

Name	Annual Base Salary for Fiscal 2022		Annual Base Salary for Fiscal 2021	Percentage Increase in Base Salary

John W. Casella	$647,149		$628,300	3%

Edmond R. Coletta	$466,796		$453,200	3%

Shelley E. Sayward	$320,000		$300,000	6.67%

Paul J. Ligon	$307,654	(1)	N/A	N/A

Sean M. Steves	$267,362	(2)	N/A	N/A

Edwin D. Johnson	$280,215	(3)	$447,020	N/A

(1)

Reflects Mr. Ligon’s annualized base salary of $300,150 from January 1, 2022 through February 28, 2022 and $309,155 from March 1, 2022 through December 31, 2022. Fiscal 2021 annual base salary information is not disclosed for Mr. Ligon as Mr. Ligon is a named executive officer for the first time for fiscal 2022.

(2)

Reflects Mr. Steves’ annualized base salary of $212,475 from January 1, 2022 through February 28, 2022, $228,348 from March 1, 2022 through June 30, 2022 and $310,000 from July 1, 2022 through December 31, 2022. Fiscal 2021 annual base salary information is not disclosed for Mr. Steves as Mr. Steves is a named executive officer for the first time for fiscal 2022.

(3)

Reflects (i) Mr. Johnson’s annualized base salary of $460,431 from January 1, 2022 through June 30, 2022 in his position as President and Chief Operating Officer, which was an increase of 3% from his annual base salary for fiscal 2021, and (ii) annualized base salary of $100,000 from July 1, 2022 through December 31, 2022 in his position of Operations Advisor.

Annual Cash Incentive Compensation

Annual incentive compensation is paid to our named executive officers under our Non-Equity Incentive Plan, pursuant to which participants are granted awards that are earned at the end of a specified performance period, subject to the achievement of performance goals established by the Compensation and Human Capital Committee. Performance goals for the applicable fiscal year are established by the Compensation and Human Capital Committee and based on attainment of specified levels of one or any combination of performance measures. The amount of incentive compensation paid to a named executive officer may, in the sole discretion of the Compensation and Human Capital Committee, be less than or more than the amount otherwise payable to such named executive officer based on attainment of performance goals for the applicable fiscal year. No such discretion was used in fiscal 2022, and payouts under the Non-Equity Incentive Plan were consistent with the calculated payout under the performance goals.

Fiscal 2022 target and maximum annual cash incentive amounts

The Compensation and Human Capital Committee determined that each of the Company’s named executive officers would have an opportunity to earn annual incentive compensation for fiscal 2022 based on a percentage of annual base salary. The target annual cash incentive opportunity of each named executive officer for fiscal 2022, based upon the following percentage of the respective officer’s annual base salary, was as follows:

Name	Fiscal 2022 Target Annual Cash Incentive as Percentage of Base Salary	Fiscal 2022 Target Annual Cash Incentive Amount

John W. Casella	150%	$970,724

Edmond R. Coletta	85%	$396,777

Shelley E. Sayward	75%	$240,000

Paul J. Ligon	75%	$231,866

Sean M. Steves	60%	$186,000

Edwin D. Johnson (1)	85%	$391,366

(1)

Mr. Johnson was no longer eligible to receive an annual cash incentive payment for fiscal 2022 upon his retirement as President and Chief Operating Officer and transition into the role of Operations Advisor effective as of July 1, 2022.

The maximum annual cash incentive opportunity of each named executive officer (other than Mr. Ligon) for fiscal 2022 was capped at 200% of the named executive officer’s target annual cash incentive opportunity. Mr. Ligon’s maximum annual cash incentive opportunity for fiscal 2022 was capped at 125% of his target annual cash incentive opportunity.

Fiscal 2022 performance measures, weightings and goals

In December 2021, the Compensation and Human Capital Committee established performance measures and specific performance goals based solely on Company performance, and not individual performance, which had to be achieved in order for any annual incentive compensation to be paid to our named executive officers for fiscal 2022. The Compensation and Human Capital Committee evaluated key financial measures and identified and defined Adjusted Operating Income and Adjusted Free Cash Flow, both non-GAAP financial measures, as appropriate drivers of performance under the Non-Equity Incentive Plan for fiscal 2022. All of our named executive officers were assigned the same performance measures and weightings in recognition of their shared responsibility for overall corporate financial performance. The performance measures and weightings for fiscal 2022 annual cash incentive compensation were as follows:

	Fiscal 2022 Performance Measures and Weightings
	Adjusted Operating Income	Adjusted Free Cash Flow (1)
For All Executive Officers	50%	50%

(1)

If Adjusted Free Cash Flow for fiscal 2022 did not exceed a certain minimum amount (“Adjusted Free Cash Flow Gate”), no annual incentive compensation would be paid to the executive officers under the Non-Equity Incentive Plan for fiscal 2022 even if achievement of the Adjusted Operating Income performance goal would have resulted in payment of the annual incentive compensation.

Each performance goal has a performance range built around it, with a corresponding increase or decrease in the associated annual incentive compensation opportunity. The range of performance goals and associated incentive compensation opportunities for all named executive officers (other than Messrs. Johnson and Ligon) under the Non-Equity Incentive Plan for fiscal 2022 was expressed in the form of “minimum,” “threshold,” “target” and “maximum” achievement levels. Between each of the achievement levels, results would be interpolated to calculate specific annual incentive compensation award percentages.

Adjusted Free Cash Flow for fiscal 2022 exceeded the Adjusted Free Cash Flow Gate of $95.3 million. The goals and performance ranges for Adjusted Operating Income and Adjusted Free Cash Flow for all named executive officers (other than Messrs. Ligon and Johnson) and the degree to which we attained these goals in fiscal 2022 are as follows:

Performance Measure	Weighting	Minimum (0% Payout)	Threshold (60% Payout)	Target (100% Payout)	Threshold (150% Payout)	Maximum (200% Payout)	Actual Achievement	Payout %

Adjusted Operating Income (1)	50%	$84.4 million	$89.5 million	$92.0 million	$95.7 million	$101.1 million	$102.2 million	200%

Adjusted Free Cash Flow (1)	50%	$95.3 million	$105.1 million	$107.6 million	$111.6 million	$117.6 million	$111.2 million	145.1%

						Overall Payout %		172.6%

The goals and performance ranges for Adjusted Operating Income and Adjusted Free Cash Flow for Mr. Ligon were as follows:

Performance Measure	Weighting	Threshold (60% Payout)	Target (100% Payout)	Maximum (125% Payout)	Actual Achievement	Payout %

Adjusted Operating Income (1)	50%	$91.0 million	$93.6 million	$97.2 million	$102.2 million	125%

Adjusted Free Cash Flow (1)	50%	$105.1 million	$107.6 million	$111.6 million	$111.2 million	122.6%

				Overall Payout %		123.8%

(1)

Adjusted Operating Income and Adjusted Free Cash Flow are non-GAAP financial measures. See Appendix B for additional information regarding non-GAAP financial measures and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Fiscal 2022 annual cash incentive payments

As reflected in the tables above, we demonstrated solid performance against our performance goals for fiscal 2022, resulting in a payout of that percentage of each named executive officer’s target annual cash incentive amount (other than Mr. Johnson who was no longer eligible to receive an annual cash incentive payment upon his retirement as President and Chief Operating Officer) as set forth in the table below.

Name	Fiscal 2022 Target Annual Cash Incentive Amount	Payout % Against Target	Actual Fiscal 2022 Annual Cash Incentive Amount

John W. Casella	$970,724	172.6%	$1,675,105

Edmond R. Coletta	$396,777	172.6%	$684,688

Shelley E. Sayward	$240,000	172.6%	$414,150

Paul J. Ligon	$231,866	123.8%	$287,007

Sean M. Steves	$186,000	172.6%	$320,966

Long-Term Incentive Compensation

Our named executive officers are eligible to receive equity awards under our stock incentive plan. We typically make equity awards to our officers and employees as an incentive to enhance long-term stockholder value. Equity awards are typically granted when the person is first hired or receives a promotion or other significant change in responsibility, and thereafter once annually as a part of our broader equity incentive compensation program at a regularly scheduled Compensation and Human Capital Committee meeting early in the fiscal year. Our long-term incentive compensation program includes the granting of annual awards up to 75% in the form of PSUs and 25% in the form of RSUs to our executive officers. The Compensation and Human Capital Committee believes that this approach to long-term incentive compensation builds upon its pay-for-performance philosophy and provides a balanced focus on stock price appreciation and the achievement of financial metrics that are drivers of long-term stockholder value creation.

Fiscal 2022 Annual Equity Awards

In fiscal 2022, we granted time-based RSUs, each of which represents the right to receive a share of our Class A common stock, to our named executive officers that vest based on continued employment in three equal annual installments beginning on the first anniversary of the date of grant. The RSUs will vest in full, if on or prior to the first anniversary of the date of the consummation of a change of control of the Company, a named executive officer’s service with the Company is terminated without cause. The number of time-based RSUs granted to our named executive officers in fiscal 2022 are as follows:

Name	Number of RSUs Granted

John W. Casella	4,410

Edmond R. Coletta	2,205

Shelley E. Sayward	965

Paul J. Ligon	662

Sean M. Steves	662

Edwin D. Johnson (1)	1,929

(1)

Mr. Johnson’s outstanding equity awards were terminated effective as of June 30, 2022 in connection with his retirement as President and Chief Operating Officer and transition into the role of Operations Advisor.

In fiscal 2022, we granted PSUs to each named executive officer, with each PSU award representing the right to receive a percentage of a target number of shares of Class A common stock up to a maximum number of shares of Class A common stock (equal to 240% of the target number of shares if the maximum 200% of the target number of shares is earned based on performance objectives and is further multiplied by a maximum Relative TSR multiplier of 120%). The target number of shares and the maximum number of shares subject to the PSU awards are as follows:

Name	Target Number of Shares Issuable Upon Vesting of PSUs	Maximum Number of Shares Issuable Upon Vesting of PSUs

John W. Casella	13,230	31,752

Edmond R. Coletta	6,615	15,876

Shelley E. Sayward	2,894	6,946

Paul J. Ligon (1)	662	1,589

Sean M. Steves (1)	662	1,589

Edwin D. Johnson (2)	5,788	13,891

(1)

The annual equity awards granted to Messrs. Ligon and Steves in fiscal 2022, which were granted to them prior to their designations as executive officers, were 50% in the form of PSUs and 50% in the form of RSUs.

(2)

Mr. Johnson’s outstanding equity awards were terminated effective as of June 30, 2022 in connection with his retirement as President and Chief Operating Officer and transition into the role of Operations Advisor.

The vesting of PSUs for each named executive officer will be based upon (i) our level of achievement of Adjusted Free Cash (weighted 50%) and Adjusted EBITDA (weighted 50%) during the third year (the “measurement period”) of our three-year performance period running from January 1, 2022 to December 31, 2024 (the “three-year performance period”) and (ii) a multiplier based on Relative TSR for the three-year performance period, along with continued service through the vesting date. The targets for the performance objectives were set by the Compensation and Human Capital Committee at the beginning of the three-year performance period.

The number of shares of Class A common stock issuable upon vesting of the PSUs at the end of the three-year performance period will be equal to (i) the target number of shares multiplied by (ii) the percentage of the target number of shares that are eligible to vest based on the level of achievement of the performance objectives during the measurement period multiplied by (iii) the Relative TSR multiplier for the three-year performance period. The Relative TSR multiplier will be determined as follows:

Relative TSR Percentile	Relative TSR Multiplier

0 to 25th	80%

25.01 to 50th	90%

50.01 to 75th	110%

75.01 to 100th	120%

In setting the targets for the PSUs’ performance objectives at the beginning of the three-year performance period, the Compensation and Human Capital Committee approved targets that were aligned with the Company’s long-term strategic plan during the measurement period. The Compensation and Human Capital

Committee believed that such targets would be reasonably achievable with strong performance by the Company at the Target attainment level and would require outperformance at the Maximum attainment level.

Mr. Coletta’s Promotion Stock Option Award

In connection with Mr. Coletta’s appointment as President and Chief Financial Officer, the Board granted Mr. Coletta a stock option award to purchase 75,000 shares of our Class A common stock, effective as of the grant date of August 1, 2022. The stock option award vests in five equal annual installments on each of the first five anniversaries of the grant date.

Vesting of Fiscal 2020 PSUs

During fiscal 2020, we granted PSUs to each named executive officer, with each PSU award representing the right to receive a percentage of a target number of shares of Class A common stock up to a maximum number of shares of Class A common stock (equal to 240% of the target number of shares if the maximum 200% of the target number of shares is earned based on performance objectives and is further multiplied by a maximum Relative TSR multiplier of 120%). The number of shares of Class A common stock issuable upon vesting of the PSUs would be equal to (i) the target number of shares, multiplied by (ii) the percentage of such target number of shares that are eligible to vest based on our level of achievement of Adjusted Free Cash Flow (weighted 50%) and Adjusted EBITDA (weighted 50%) during fiscal 2022, multiplied by (iii) a Relative TSR multiplier for the period running from January 1, 2020 to December 31, 2022. The range of performance goals was expressed in the form of “threshold,” “target” and “maximum” achievement levels. Between each of the achievement levels, results would be interpolated within each achievement level to calculate specific percentages of achievement of the performance goals.

The goals and performance ranges for Adjusted Free Cash Flow and Adjusted EBITDA for the fiscal 2020 PSU awards, and the degree to which we achieved these goals in fiscal 2022, are as follows:

Performance Measure	Weighting	Threshold (50% Achievement)	Target (100% Achievement)	Maximum (200% Achievement)	Actual Achievement	Achievement %

Adjusted Free Cash Flow (1)	50%	$70.0 million	$75.0 million	$80.0 million	$111.2 million	200%

Adjusted EBITDA (1)	50%	$188.0 million	$198.0 million	$208.0 million	$245.2 million	200%

				Overall Achievement %		200%

(1)

Adjusted Free Cash Flow and Adjusted EBITDA are non-GAAP financial measures. See Appendix B for additional information regarding non-GAAP financial measures and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

The overall achievement of 200% of the Adjusted Free Cash Flow and Adjusted EBITDA goals was then subject to adjustment by the Relative TSR Multiplier, which is based on a comparison of our TSR to the TSR of the Russell 2000 Index for the period running from January 1, 2020 to December 31, 2022, determined as follows:

	Relative TSR Percentile	Relative TSR Multiplier

	0 to 25th	80%

	25.01 to 50th	90%

	50.01 to 75th	110%

	75.01 to 100th	120%

Actual Achievement	84.2	120%

The 200% achievement percentage of the Adjusted Free Cash Flow and Adjusted EBITDA goals for fiscal 2022, multiplied by the Relative TSR Multiplier of 120%, resulted in an overall achievement percentage of 240% and the vesting of the maximum 240% of the target number of shares of each named executive officer’s fiscal 2020 PSU awards (other than for Mr. Johnson, whose outstanding equity awards were terminated as of June 30, 2022 in connection with his retirement as President and Chief Operating Officer and transition into the role of Operations Advisor) as set forth in the table below.

Vesting of Fiscal 2020 PSUs

Name	Target Number of Shares	Maximum Number of Shares	Achievement %	Actual Number of Shares Issued

John W. Casella	27,631	66,314	240%	66,314

Edmond R. Coletta	13,815	33,156	240%	33,156

Shelley E. Sayward	653	1,567	240%	1,567

Paul J. Ligon	1,151	2,762	240%	2,762

Sean M. Steves	653	1,567	240%	1,567

Benefits and Other Compensation

We maintain broad based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Our named executive officers are eligible to participate in all of our employee benefit plans, in each case, on the same basis as other employees.

We provide limited perquisites to our named executive officers. In fiscal 2022, we provided contributions to a 401(k) plan for all named executive officers, car allowances for all named executive officers, and car allowance tax gross up payments for Messrs. Casella, Coletta and Johnson. These items are detailed in the Summary Compensation Table below. We provide these benefits because we believe it is reasonable, competitive and consistent with our overall executive compensation program.

Severance and Change-of-Control Benefits

Pursuant to employment agreements we have entered into with our named executive officers, each such named executive officer is entitled to specified benefits in the event of the termination of his or her employment under specified circumstances, including termination following a change of control of the Company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “— Potential Payments Upon Termination or Change of Control” below.

Executive Officer Stock Ownership Policy

We have adopted an executive officer stock ownership policy reflective of the Board’s view that all executive officers should have a significant personal investment in the Company through their ownership of shares of Class A common stock. Our stock ownership policy is applicable to all executive officers who are required to file reports pursuant to Section 16 of the Exchange Act and requires such executive officers to hold shares of Class A common stock or other equity rights, including restricted stock with time-based vesting, vested stock options and restricted stock units with time-based vesting, with a value at least equal to the following multiple of the individual’s respective base salary: Chief Executive Officer: 3X, President/Chief Operating Officer: 2X, Chief Financial Officer: 2X and our other executive officers: 1X. The stock ownership requirement will be measured as to each executive officer as of March 1 (the “measurement date”) of each year. In the event that an executive officer does not satisfy the stock ownership requirement as of any measurement date, then such executive officer is required to retain all shares of Class A common stock held by such executive officer, subject to certain exceptions, and any shares thereafter acquired by such executive officer until such time as such executive officer satisfies the stock ownership requirement. As of March 1, 2023, all of our executive officers were in compliance with the executive officer stock ownership policy.

Compensation Clawback Policy

In September 2015, we adopted a Compensation Clawback Policy that applies to our current or former executive officers (“covered officers”) and other applicable employees. Under the Compensation Clawback Policy, in the event of a restatement of our financial results due to the material noncompliance with any financial reporting requirement under the securities laws, regardless of fault, we will use reasonable efforts to recover cash and equity incentive-based compensation from covered officers that was: (i) based on the erroneous data; (ii) paid during the three-year period preceding the date on which the accounting restatement is required to be prepared; and (iii) in excess of what would have been paid under the accounting restatement. In the event that the Board determines in its sole discretion that a covered officer’s or another current or former employee’s act or omission involving willful misconduct or fraud contributed to the circumstances requiring the restatement, then we will use reasonable efforts to recover from such covered officer or current or former employee, up to 100% of cash and equity incentive-based compensation paid during the three-year period preceding the date on which the accounting restatement is required to be prepared.

Compliance with Internal Revenue Code Section 162(m)

We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers, subject to limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to compensation in excess of $1 million paid in any one year to each of certain of the company’s current and former executive officers. While the Compensation and Human Capital Committee generally considers the financial accounting and tax implications to us of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our named executive officers in 2022.

Compensation and Human Capital Committee Report

Our Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation and Human Capital Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation and Human Capital Committee of the Board of Directors of Casella Waste Systems, Inc.

William P. Hulligan, Chair

Emily Nagle Green

Rose Stuckey Kirk

Gary Sova

Summary Compensation

The following table sets forth the total compensation earned by, paid to or granted to our named executive officers during the fiscal years indicated.

Summary Compensation Table

Name and Principal Position(s)	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non- Equity Incentive Plan Com- pensation ($)	All Other Compensation ($) (3)	Total ($)

John W. Casella	2022	647,149	1,773,790	—	1,675,105	24,027	4,120,071
Chairman and Chief Executive Officer	2021	628,300	1,695,668	—	1,884,900	25,086	4,233,954
	2020	610,000	1,788,448	—	1,376,667	19,123	3,794,238

Edmond R. Coletta	2022	466,796	886,895	2,175,161	684,687	15,826	4,229,365
President and Chief Financial Officer	2021	453,200	847,870	—	770,440	19,384	2,090,894
	2020	440,000	894,199	—	562,703	9,313	1,906,215

Shelley E. Sayward	2022	320,000	388,038	—	414,150	13,300	1,135,488
Senior Vice President and General Counsel	2021	300,000	211,948	199,972	450,000	16,114	1,178,034

Paul J. Ligon	2022	307,654	128,785	—	287,006	15,353	738,798
Senior Vice President of Sustainable Growth

Sean M. Steves	2022	267,362	128,785	—	320,966	13,967	731,080
Senior Vice President and Chief Operating Officer of Solid Waste Operations

Edwin D. Johnson (4)	2022	280,215	775,986	—	—	285,269	1,341,470
Former President and Chief Operating Officer	2021	447,020	741,858	—	759,934	21,111	1,969,923
	2020	434,000	782,401	—	555,030	12,856	1,784,287

(1)

Amounts shown in this column reflect the aggregate grant date fair value of RSUs and PSUs granted under our 2016 Incentive Plan, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used to calculate the grant date fair value of PSUs are set forth in Note 14 to our Consolidated Financial Statements included in the 2022 Form 10-K. The grant date fair value of RSUs is based upon the last reported sales price of our Class A common stock on the Nasdaq Stock Market on the grant date. The grant date fair value of PSUs granted in fiscal 2022 is based on the probable outcome of the applicable performance conditions which reflects the target level of performance. The grant date fair value of PSUs granted in fiscal 2022 based on attainment of the maximum level of performance is as follows: $3,297,128 for Mr. John Casella, $1,648,564 for Mr. Coletta, $721,273 for Ms. Sayward, $165,002 for Mr. Ligon, $165,002 for Mr. Steves and $1,442,441 for Mr. Johnson.

(2)

Reflects the aggregate grant date fair value for stock options granted under our 2016 Incentive Plan in accordance with FASB ASC Topic 718. The assumptions used to calculate the grant date fair value of stock options are set forth in Note 14 to our Consolidated Financial Statements included in the 2022 Form 10-K.

(3)

The amounts reported in All Other Compensation reflect, for each named executive officer, the sum of (i) the dollar value of life insurance premiums we paid, (ii) the amount we contributed to the 401(k) plan, (iii) the amount of tax gross-ups we paid and (iv) the incremental cost to us of all perquisites and other personal benefits. The following table sets forth All Other Compensation paid to or accrued by our named executive officers in 2022, 2021 and 2020:

Name	Year	Life Insurance Premiums ($)	401(k) Plan Matching Contributions ($)	Car Allowance and Usage ($)	Tax Gross-Up Payments ($)		Other ($)
John W. Casella	2022	—	6,100	8,883	9,044	(a)	—
	2021	—	9,750	7,599	7,737	(a)	—
	2020	3,702	1,500	6,912	7,009	(a)	—
Edmond R. Coletta	2022	—	6,100	7,800	1,833	(a)	93	(b)
	2021	—	9,750	7,801	1,833	(a)	—
	2020	—	1,500	6,900	913	(a)	—
Shelley E. Sayward	2022	—	6,100	7,200	—		—
	2021	—	8,914	7,200	—		—
Paul J. Ligon	2022	—	6,100	9,253	—		—
Sean M. Steves	2022	—	6,100	7,800	—		67	(b)
Edwin D. Johnson	2022	—	6,100	9,120	208	(a)	269,841	(c)
	2021	897	9,750	9,120	1,344	(a)	—
	2020	897	1,500	9,120	1,339	(a)	—

(a)	This amount consists of a tax gross up provided with respect to car allowance and usage.

(b)	Consists of a nominal gift.

(c)

Consists of a cash payment of $269,841 received by Mr. Johnson pursuant to the Amended and Restated Johnson Agreement, as described above under “Compensation Discussion and Analysis — Mr. Johnson’s Retirement”.

(4)	Effective as of July 1, 2022, Mr. Johnson retired from his position as President and Chief Operating Officer and transitioned into the role of Operations Advisor.

Grants of Plan-Based Awards

The following table sets forth information plan-based awards granted to our named executive officers during fiscal 2022.

Fiscal 2022 Grants of Plan-Based Awards

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh) (5)	Grant Date Fair Value of Stock and Option Awards ($) (6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John W. Casella	N/A	N/A	—	970,724	1,941,448	—	—	—	—	—	—	—
	3/11/2022	2/16/2022	—	—	—	—	—	—	4,410	—	—	399,987
	3/11/2022	2/16/2022	—	—	—	—	13,230	31,752	—	—	—	1,373,803
Edmond R. Coletta	N/A	N/A	—	396,777	793,554	—	—	—	—	—	—	—
	3/11/2022	2/16/2022	—	—	—	—	—	—	2,205	—	—	199,994
	3/11/2022	2/16/2022	—	—	—	—	6,615	15,876	—	—	—	686,902
	8/1/2022	7/27/2022	—	—	—	—	—	—	—	75,000	82.47	2,175,161
Shelley E. Sayward	N/A	N/A	—	240,000	480,000	—	—	—	—	—	—	—
	3/11/2022	2/16/2022	—	—	—	—	—	—	965	—	—	87,526
	3/11/2022	2/16/2022	—	—	—	—	2,894	6,946	—	—	—	300,513
Paul J. Ligon	N/A	N/A	—	231,866	289,833	—	—	—	—	—	—	—
	3/11/2022	2/16/2022	—	—	—	—	—	—	662	—	—	60,043
	3/11/2022	2/16/2022	—	—	—	—	662	1,589	—	—	—	68,742
Sean M. Steves	N/A	N/A	—	186,000	372,000	—	—	—	—	—	—	—
	3/11/2022	2/16/2022	—	—	—	—	—	—	662	—	—	60,043
	3/11/2022	2/16/2022	—	—	—	—	662	1,589	—	—	—	68,742
Edwin D. Johnson (7)	N/A	N/A	—	391,366	782,732	—	—	—	—	—	—	—
	3/11/2022	2/16/2022	—	—	—	—	—	—	1,929	—	—	174,960
	3/11/2022	2/16/2022	—	—	—	—	5,788	13,891	—	—	—	601,026

(1)

The amounts shown in the threshold, target and maximum columns reflect the minimum, target and maximum amounts payable as annual cash incentive compensation under the Non-Equity Incentive Plan, respectively. The actual amounts earned in fiscal 2022 are reflected in the Summary Compensation Table above and were as follows:

Name	Actual Payout Under Non-Equity Incentive Plan for Fiscal 2022

John W. Casella	$1,675,105

Edmond R. Coletta	$684,688

Shelley E. Sayward	$414,150

Paul J. Ligon	$287,007

Sean M. Steves	$320,966

(2)

Represents PSUs granted under our 2016 Incentive Plan. The PSUs vest based on (i) our level of achievement of Adjusted Free Cash Flow and Adjusted EBITDA during the measurement period of our three-year performance period running from January 1, 2022 to December 31, 2024 and (ii) a Relative TSR multiplier for the period running from January 1, 2022 to December 31, 2024.

(3)

Represents RSUs granted under our 2016 Incentive Plan. The RSUs vest based on continued employment in equal annual installments over a three-year period beginning on the first anniversary of the date of grant.

(4)	Represents a stock option award granted under our 2016 Incentive Plan. The stock option award vests in five equal installments on each of the first five anniversaries of the grant date.

(5)	The exercise price per share is equal to the last reported sales price of our Class A common stock on the Nasdaq Stock Market on the grant date.

(6)

The grant date fair value of RSUs is based on the last reported sales price of our Class A common stock on the Nasdaq Stock Market on the grant date. The grant date fair value of PSUs is calculated in accordance with FASB ASC Topic 718 using a Monte Carlo pricing model as set forth in Note 14 of our Consolidated Financial Statements included in the 2022 Form 10-K and is based on the probable outcome of the applicable performance conditions which reflects the target level of performance. The grant date fair value of stock options is calculated in accordance with FASB ASC Topic 718 using a Black-Scholes valuation model as set forth in Note 14 of our Consolidated Financial Statements included in the 2022 Form 10-K.

(7)

Effective as of July 1, 2022, Mr. Johnson retired from his position as President and Chief Operating Officer and transitioned into the role of Operations Advisor. Upon such retirement, Mr. Johnson was no longer eligible to receive an annual cash incentive payment for fiscal 2022, and all of his outstanding equity awards were terminated effective as of June 30, 2022.

Information Relating to Equity Awards and Holdings

The following table sets forth information regarding outstanding unexercised options and stock units that have not vested and related information for each of our named executive officers as of December 31, 2022.

Outstanding Equity Awards at December 31, 2022

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
John W. Casella	724	—		5.54	12/12/2023	—		—	—		—
	27,940	—		12.48	11/16/2026	—		—	—		—
	—	—		—	—	3,070	(1)	243,482	—		—
	—	—		—	—	4,121	(2)	326,837	—		—
	—	—		—	—	4,410	(3)	349,757	—		—
	—	—		—	—	—		—	18,547	(4)	1,470,963
	—	—		—	—	—		—	13,230	(5)	1,049,271
Edmond R. Coletta	—	75,000	(6)	82.47	7/31/2032	—		—	—		—
	—	—		—	—	1,535	(1)	121,741	—		—
	—	—		—	—	2,061	(2)	163,458	—		—
	—	—		—	—	2,205	(3)	174,879	—		—
	—	—		—	—	—		—	9,274	(4)	735,521
	—	—		—	—	—		—	6,615	(5)	524,636
Shelley E. Sayward	2,799	5,597	(7)	68.78	7/29/2031	—		—	—		—
	—	—		—	—	218	(1)	17,290	—		—
	—	—		—	—	515	(2)	40,845	—		—
	—	—		—	—	965	(3)	76,534	—		—
	—	—		—	—	—		—	2,318	(4)	183,841
	—	—		—	—	—		—	2,894	(5)	229,523
Paul J. Ligon	—	—		—	—	384	(1)	30,455	—		—
	—	—		—	—	4,106	(8)	325,647	—		—
	—	—		—	—	515	(2)	40,845	—		—
	—	—		—	—	662	(3)	52,503	—		—
	—	—		—	—	—		—	773	(4)	61,307
	—	—		—	—	—		—	662	(5)	52,503
Sean M. Steves	—	—		—	—	218	(1)	17,290	—		—
	—	—		—	—	292	(2)	23,159	—		—
	—	—		—	—	662	(3)	52,503	—		—
	—	—		—	—	—		—	438	(4)	34,738
	—	—		—	—	—		—	662	(5)	52,503
Edwin D. Johnson (9)	—	—		—	—	—		—	—		—

(1)	Represents RSUs granted on March 12, 2020. RSUs vest based on continued employment in equal annual installments over a three-year period beginning on the first anniversary of the date of grant.

(2)	Represents RSUs granted on March 12, 2021. RSUs vest based on continued employment in equal annual installments over a three-year period beginning on the first anniversary of the date of grant.

(3)	Represents RSUs granted on March 11, 2022. RSUs vest based on continued employment in equal annual installments over a three-year period beginning on the first anniversary of the date of grant.

(4)

Represents PSUs granted on March 12, 2021 at the target award level. The PSUs vest based on (i) our level of achievement of Adjusted Free Cash Flow and Adjusted EBITDA during the measurement period of our three-year performance period running from January 1, 2021 to December 31, 2023 and (ii) a Relative TSR multiplier for the period running from January 1, 2021 to December 31, 2023.

(5)

Represents PSUs granted on March 11, 2022 at the target award level. The PSUs vest based on (i) our level of achievement of Adjusted Free Cash Flow and Adjusted EBITDA during the measurement period of our three-year performance period running from January 1, 2022 to December 31, 2024 and (ii) a Relative TSR multiplier for the period running from January 1, 2022 to December 31, 2024.

(6)	Represents a stock option award granted on August 1, 2022. The stock option award vests in equal installments over five years, commencing on the first anniversary of the grant date.

(7)	Represents a stock option award granted on July 30, 2021. The stock option award vests in equal installments over three years, commencing on the first anniversary of the grant date.

(8)	Represents RSUs granted on July 28, 2020. The RSUs vested in one installment on January 13, 2023.

(9)

Effective as of July 1, 2022, Mr. Johnson retired from his position as President and Chief Operating Officer and transitioned into the role of Operations Advisor. Upon such retirement, all of Mr. Johnson’s outstanding equity awards were terminated effective as of June 30, 2022.

Option Exercises and Stock Vested During Fiscal 2022

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($)

John W. Casella	—	—	74,344	5,797,123

Edmond R. Coletta	—	—	37,412	2,919,719

Shelley E. Sayward	—	—	2,174	173,750

Paul J. Ligon	—	—	3,817	304,940

Sean M. Steves	—	—	2,062	163,882

Edwin D. Johnson	18,461	1,156,323	3,936	346,801

(1)	Number of shares acquired on exercise of stock options is the gross number of shares exercised.

(2)	Number of shares acquired on vesting of stock awards is the gross number of shares vested.

Potential Payments Upon Termination or Change of Control

Employment Agreements

We have employment agreements with Messrs. John Casella, Coletta, Ligon and Steves and Ms. Sayward, which we entered into as follows: Mr. John Casella: December 8, 1999, as amended on December 30, 2008; Mr. Coletta: June 20, 2022 and effective as of July 1, 2022; Mr. Ligon: March 6, 2012; Mr. Steves: June 20, 2022 and effective as of July 1, 2022; and Ms. Sayward: January 1, 2021. In addition, we entered into an amended and restated employment agreement with Mr. Johnson on June 20, 2022, effective as of July 1, 2022 and amended as of July 21, 2022, which governed his role as Operations Advisor from July 1, 2022 to December 31, 2022.

Each of Mr. John Casella’s and Mr. Ligon’s employment agreement has an initial term of three years and is automatically renewable for additional one-year terms thereafter unless terminated by either party pursuant to the terms of the agreement. Each of Messrs. Coletta’s and Steves’ and Ms. Sayward’s employment agreement has an initial term of one year and is automatically renewable for additional one-year terms thereafter unless terminated by either party pursuant to the terms of the agreement. Pursuant to the terms of their employment agreements, each of Messrs. John Casella, Coletta, Ligon and Steves and Ms. Sayward is entitled to a specified annual base salary, subject to adjustment as set forth in the agreement, an annual bonus consisting of cash, stock awards or a combination of cash and stock awards, in an amount determined by the Compensation and Human Capital Committee each fiscal year, and a severance package upon the termination of employment. The base salary and bonus components of their compensation are described above under “Compensation Discussion and Analysis — Components of our Executive Compensation Program — Base Salary” and “Compensation Discussion and Analysis — Components of our Executive Compensation Program — Annual Cash Incentive Compensation”. Mr. Johnson’s employment agreement was amended and restated in connection with his transition to the role of Operations Advisor for the period beginning July 1, 2022 and ended December 31, 2022, as further described below.

Mr. John Casella has agreed not to compete with us for a period of two years after the termination of his employment within 300 miles of any facility operated by us during the term of his employment and not to solicit our customers, accounts or employees for a period of two years after the termination of his employment. Each of Messrs. Coletta, Ligon, Steves and Johnson and Ms. Sayward has agreed not to compete with us for a period of one year after the termination of his or her employment within 100 miles of any facility operated by us during the term of his or her employment and not to solicit our customers, accounts or employees for a period of one year after the termination of his or her employment. In the event that Mr. John Casella terminates his employment voluntarily and is not entitled to severance, the non-compete provisions of his agreement would not apply unless we continue to pay his base salary and any termination benefits or payments required under his agreement.

In the event Mr. John Casella’s employment is terminated by us other than for cause (as defined below), he will be entitled to payment of an amount equal to (a) three times the sum of (i) the highest annual base salary paid to him at any time prior to his termination, payable bi-weekly or otherwise in accordance with Company payroll practices, commencing immediately upon termination and (ii) the higher of the most recent bonus paid to him at any time prior to his termination or 50% of his annual base salary immediately prior to such termination, payable in a lump sum within 60 days of such termination, plus (b) an amount in cash equal to the value of any accrued but unpaid or unused, as applicable, base salary, bonus and vacation, payable in an immediate lump sum. In addition, Mr. John Casella will continue to receive healthcare and other benefits for a period of three years from the date of termination. In the event that Mr. John Casella terminates his employment with us for good reason or qualified good reason (as defined below), he will receive the severance payments and benefits described in the preceding two sentences plus an additional payment intended to compensate him for excise taxes under Section 4999 of the Code, if any, payable in connection with the severance payments and benefits. For the purposes of Mr. John Casella’s employment agreement, “good reason” means the occurrence of (a) a change of control, accompanied by, or followed within the 12-month period after a change of control by (b)(i) the assignment to the employee of any duties inconsistent with his status prior to the change of control, (ii) a material adverse alteration in the nature or status of the employee’s responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, (iii) a material diminution in his base compensation or (iv) a material change in the geographic location at which he must perform services for us. For the purposes of Mr. John Casella’s employment agreement, “qualified good reason” means the occurrence of one of the events under clause (b)(i), (ii) or (iii) of the preceding definition of good reason. In the event Mr. John Casella’s employment is terminated upon his death, his written designee, spouse or estate, as applicable, will be entitled to the severance payments described in the first sentence of this paragraph as well as healthcare and other benefits for a period of one year from the date of death. In the event Mr. John Casella’s employment is terminated by us for disability, he will be entitled to the severance payments described in the first sentence of this paragraph as well as healthcare and other benefits for a period of one year from the date of such termination.

In the event Mr. Coletta’s employment is terminated by us without cause, he will be entitled to payment of an amount equal to (a) the sum of (i) two times the highest annual base salary paid to him at any time prior to such termination, payable bi-weekly in accordance with Company payroll procedures, commencing within 60 days of such termination and (ii) two times his target annual cash incentive compensation opportunity under the Non-Equity Incentive Plan for the fiscal year in which such termination occurs, payable in a lump sum within 60 days of such termination and (b) an amount in cash equal to (i) any accrued but unpaid base salary, payable in a lump sum immediately upon such termination, (ii) any bonus relating to the prior fiscal year which, as of the date of termination, has been determined by us pursuant to his agreement but not yet paid prior to the date of termination, payable in a lump sum within 60 days of the date of such termination, and (iii) any vacation accrued but unused prior to the date of termination, payable in a lump sum within 60 days of the date of such termination. In addition, Mr. Coletta will continue to receive healthcare benefits for a period of two years from the date of termination. Any stock options, RSUs or other equity grants issued by us to Mr. Coletta will become exercisable or vested in full upon termination without cause. In the event that Mr. Coletta terminates his employment for good reason, defined as the assignment of any duties inconsistent with his status as President of the Company, a material adverse alteration in the nature or status of his responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, a material diminution in his base compensation, or a material change in the geographic location at which he must perform services for us, Mr. Coletta will be entitled to receive the severance payments and benefits described in the preceding three sentences. In the event Mr. Coletta’s employment is terminated upon his death, his written designee, spouse or estate, as applicable, will be entitled to the payments described in the first sentence of this paragraph. In the event Mr. Coletta’s employment is terminated by us for disability, he will be entitled to the severance payments and benefits described in the first two sentences of this paragraph.

In the event Ms. Sayward’s employment is terminated by us without cause, she will be entitled to payment of an amount equal to (a) the sum of (i) the highest annual base salary paid to her at any time prior to such termination, payable bi-weekly in accordance with Company payroll procedures, commencing within 60 days of such termination and (ii) her target annual cash incentive compensation opportunity under the Non-Equity Incentive Plan for the fiscal year in which such termination occurs, payable in a lump sum within 60 days of such termination and (b) an amount in cash equal to (i) any accrued but unpaid base salary, payable in a lump sum immediately upon such termination, (ii) any bonus relating to the prior fiscal year which, as of the date of termination, has been determined by us pursuant to her agreement but not yet paid prior to the date of termination, payable in a lump sum within 60 days of the date of such termination, and (iii) any vacation accrued but unused prior to the date of termination, payable in a lump sum within 60 days of the date of such termination. In addition, Ms. Sayward will continue to receive healthcare benefits for a period of one year from the date of termination. Any stock options, RSUs or other equity grants issued by us to Ms. Sayward will become exercisable or vested in full upon termination without cause. In the event that Ms. Sayward terminates her employment for good reason, defined as the assignment of any duties inconsistent with her status as Senior Vice President of the Company, a material adverse alteration in the nature or status of her responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, a material diminution in her base compensation, or a material change in the geographic location at which she must perform services for us, Ms. Sayward will be entitled to receive the severance payments and benefits described in the preceding three sentences. In the event Ms. Sayward’s employment is terminated upon her death, her written designee, spouse or estate, as applicable, will be entitled to the payments described in the first sentence of this paragraph. In the event Ms. Sayward’s employment is terminated by us for disability, she will be entitled to the severance payments and benefits described in the first two sentences of this paragraph.

In the event Mr. Ligon’s employment is terminated by us without cause, he will be entitled to payment of an amount equal to (a) the sum of (i) the highest annual base salary paid to him at any time prior to such termination, payable bi-weekly in accordance with the Company’s payroll procedures, commencing immediately upon termination, and (ii) his target annual cash incentive compensation opportunity under the Non-Equity Incentive Plan for the fiscal year in which such termination occurs, payable in a lump sum within 60 days of such termination and (b) an amount in cash equal to any accrued but unpaid or unused, as applicable, base salary, bonus and vacation, payable in a lump sum immediately upon termination. In addition, Mr. Ligon will continue to receive healthcare and other benefits for a period of one year from the date of termination. Any stock options or equity grants issued by us to Mr. Ligon will become exercisable or vested in full upon termination without cause. In the event that Mr. Ligon terminates his employment for good reason, defined as the assignment of any duties inconsistent with his status as Vice President, a material adverse alteration in the nature or status of his responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, or a material diminution in his compensation, Mr. Ligon will be entitled to receive the severance payments and benefits described in the preceding three sentences plus an additional payment intended to compensate him for excise taxes under Section 4999 of the Code, if any, payable in connection with the severance payments and benefits. In the event Mr. Ligon’s employment is terminated upon his death, his written designee, spouse or estate, as applicable, will be entitled to the payments described in the first sentence of this paragraph. In the event Mr. Ligon’s employment is terminated by us for disability, he will be entitled to the severance payments and benefits described in the first two sentences of this paragraph.

In the event Mr. Steves’ employment is terminated by us without cause, he will be entitled to payment of an amount equal to (a) the sum of (i) the highest annual base salary paid to him at any time prior to such termination, payable bi-weekly in accordance with Company payroll procedures, commencing within 60 days of such termination and (ii) his target annual cash incentive compensation opportunity under the Non-Equity Incentive Plan for the fiscal year in which such termination occurs, payable in a lump sum within 60 days of such termination and (b) an amount in cash equal to (i) any accrued but unpaid base salary, payable in a lump sum immediately upon such termination, (ii) any bonus relating to the prior fiscal year which, as of the date of termination, has been determined by us pursuant to his agreement but not yet paid prior to the date of termination, payable in a lump sum within 60 days of the date of such termination, and (iii) any vacation accrued but unused prior to the date of termination, payable in a lump sum within 60 days of the date of such termination. In addition, Mr. Steves will continue to receive healthcare benefits for a period of one year from the date of termination. Any stock options, RSUs or other equity grants issued by us to Mr. Steves will become exercisable or vested in full upon termination without cause. In the event that Mr. Steves terminates his employment for good reason, defined as the assignment of any duties inconsistent with his status as Senior Vice President of the Company, a material adverse alteration in the nature or status of his responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, a material diminution in his base compensation, or a material change in the geographic location at which he must perform services for us, Mr. Steves will be entitled to receive the severance payments and benefits described in the preceding three sentences. In the event Mr. Steves’ employment is terminated upon his death, his written designee, spouse or estate, as applicable, will be entitled to the payments described in the first sentence of this paragraph. In the event Mr. Steves’ employment is terminated by us for disability, he will be entitled to the severance payments and benefits described in the first two sentences of this paragraph.

For purposes of each agreement discussed above, “cause” means the discharge of the employee resulting from (a) a conviction of a crime involving us; (b) an act or omission which has a material adverse effect on us; (c) fraud, misappropriation or embezzlement; or (d) the breach in any material respect of the material terms and provisions of the agreement.

The severance benefits described above were extended to Messrs. John Casella, Coletta and Steves and Ms. Sayward as an inducement to their decisions to continue to remain employed by us and, in the case of Mr. Ligon, as an inducement to accept employment with us. At the time each of such agreements (other than Mr. Ligon’s employment agreement) was entered into, our Board considered a number of factors, including severance arrangements offered by comparable companies, the importance of the respective employee to our ongoing success and the benefits of receiving a non-competition and non-solicitation covenant from the respective employee in exchange for the agreed severance. The Compensation and Human Capital Committee considers the severance benefits to be separate from the compensation payable to employees for their ongoing services and accordingly does not consider the value of the severance package when setting current compensation.

In connection with Mr. Johnson’s retirement from his position as President and Chief Operating Officer and his transition into the role of Operations Advisor, we entered into the Amended and Restated Johnson Agreement with Mr. Johnson. Pursuant to the terms of the Amended and Restated Johnson Agreement, Mr. Johnson received (i) an annual base salary of $100,000 in his role as an Operations Advisor and (ii) a lump sum cash payment of $269,841 pro-rated as of June 30, 2022 in lieu of his annual cash incentive compensation and other long-term compensation. Mr. Johnson’s outstanding equity awards were terminated as of June 30, 2022. In the event of a termination of Mr. Johnson’s employment without “cause” (as such term is defined in the Amended and Restated Johnson Agreement) prior to December 31, 2022, Mr. Johnson would have been entitled to (i) the amount of base salary payments he would have received between his termination date and December 31, 2022 had he remained employed by us through December 31, 2022; and (ii) group medical and dental insurance benefits for the period of time from his termination date through December 31, 2022. Mr. Johnson’s role as an Operations Advisor ended on December 31, 2022. The Amended and Restated Johnson Agreement also provides that Mr. Johnson is subject to covenants not to compete and not to solicit during the term of the agreement and for a period of one year thereafter.

Equity Award Agreements

Under the terms of each named executive officer’s restricted stock unit agreements under our 2016 Incentive Plan and/or employment agreement, as applicable, if the named executive officer’s employment is terminated as a result of the officer’s death or disability, by the Company without Cause or by the officer for Good Reason (as such terms are defined in the applicable restricted stock unit agreement or employment agreement) or by the Company without Cause on or prior to the first anniversary of the date of consummation of a Change in Control Event (as defined in our 2016 Incentive Plan), then all unvested RSUs will vest immediately.

Under the terms of each named executive officer’s performance-based stock unit agreements under our 2016 Incentive Plan and/or employment agreement, as applicable, if the employment of the named executive officer is terminated by the Company without Cause or by the officer for Good Reason (as such terms are defined in the applicable performance-based stock unit agreement or employment agreement) during the performance period, then notwithstanding anything to the contrary in any employment, severance or other agreement between the named executive officer and the Company, the PSU award will remain outstanding and vest as set forth in the applicable performance-based stock unit agreement as if the officer had remained employed by the Company through the end of the performance period. Under the terms of each named executive officer’s performance-based stock unit agreements under our 2016 Incentive Plan and/or employment agreement, as applicable, upon the occurrence of a Change in Control Event (as defined in our 2016 Incentive Plan), the acquiring or succeeding entity will assume each outstanding PSU such that, following the consummation of the Change in Control Event, the PSU will confer the officer with the right to receive, for each share of Class A common stock subject to the award, the consideration received by each holder of Class A common stock immediately prior to the Change in Control Event, or replacement award, provided that (a) the vesting of such replacement award shall only be subject to the continued service requirement in the applicable performance-based stock unit agreement through the end of the performance period and will not be subject to achievement of the performance goals set forth in the agreement and (b) the amount of cash, securities or other property subject to such replacement award will be determined assuming that the number of shares subject to the PSU is equal to the greater of (i) the Target Number of Shares (as defined in the applicable performance-based stock unit agreement) and (ii) such number of shares as the Compensation and Human Capital Committee will determine in its sole discretion exercised in good faith based upon the projected level of achievement of the applicable performance goals for the performance period. In the event that the officer’s employment is terminated by either the Company or its successor without Cause or by the officer for Good Reason, in either case within twelve months following a Change in Control Event, the remaining unvested portion of the replacement award will become vested as of the date of the officer’s termination of employment. In the event that the acquiring or succeeding entity refuses to assume the PSUs and grant replacement awards in connection with a Change in Control Event, the PSU award will become vested, immediately prior to the Change in Control Event, with respect to a number of shares equal to the greater of

(i) the Target Number of Shares and (ii) such number of shares as the Compensation and Human Capital Committee shall determine in its sole discretion exercised in good faith based upon the projected level of achievement of the applicable performance goals for the performance period. If an officer dies or is disabled prior to the end of the performance period, then the PSUs will vest as to a number of shares equal to the greater of the Target Number of Shares for the performance period and such number of shares as the Compensation and Human Capital Committee will determine in its sole discretion exercised in good faith based upon the projected level of achievement of the applicable performance goals for the performance period as if the death or disability had not occurred.

Under the terms of Mr. Coletta’s and Ms. Sayward’s option agreements under our 2016 Incentive Plan, if either named executive officer’s employment is terminated as a result of the officer’s death or disability, by the Company without Cause or by the officer for Good Reason (as such terms are defined in the applicable option agreement), then the applicable stock option will become immediately exercisable as to all of the shares subject to the option, effective as of the date of termination of employment.

Summary of Potential Payments Upon Termination or Change of Control as of December 31, 2022

The following tables quantify the amounts that would be payable to our named executive officers upon termination of their employment under the circumstances described above under “Employment Agreements”, “Equity Award Agreements” and a change in control of the Company. We calculated the amounts shown based upon each such named executive officer’s employment agreement and equity award agreements, as applicable, described above and upon the hypothetical assumption that each named executive officer’s employment terminated effective December 31, 2022.

Mr. Johnson is not included in the tables below as he departed the Company effective December 31, 2022. Mr. Johnson retired from his position as President and Chief Operating Officer and transitioned into the role of Operations Advisor, effective as of July 1, 2022. We entered into the Amended and Restated Johnson Agreement with Mr. Johnson pursuant to which Mr. Johnson received (i) an annual base salary of $100,000 in his role as an Operations Advisor and (ii) a lump sum cash payment of $269,841 pro-rated as of June 30, 2022 in lieu of his annual cash incentive compensation and other long-term compensation. Mr. Johnson’s outstanding equity awards were terminated as of June 30, 2022. Mr. Johnson received his base salary from July 1, 2022 through December 31, 2022 and did not receive any other payments or benefits in connection with his departure from the Company effective December 31, 2022.

	Termination Without Cause
Name	Cash Payments ($) (1)	Value of Benefits ($) (2)	Value of RSUs with Accelerated Vesting ($)	Value of Options with Accelerated Vesting ($)

John W. Casella	7,596,148	64,432	920,075	—

Edmond R. Coletta	1,727,146	47,282	460,077	—

Shelley E. Sayward	560,000	8,538	134,668	58,936

Paul J. Ligon	541,021	23,641	449,450	—

Sean M. Steves	496,000	14,903	92,951	—

	Termination for Good Reason
Name	Cash Payments ($) (1)	Value of Benefits ($) (2)	Value of RSUs with Accelerated Vesting ($)	Value of Options with Accelerated Vesting ($)

John W. Casella	7,596,148	64,432	920,075	—

Edmond R. Coletta	1,727,146	47,282	460,077	—

Shelley E. Sayward	560,000	8,538	134,668	58,936

Paul J. Ligon	541,021	23,641	449,450	—

Sean M. Steves	496,000	14,903	92,951	—

	Change in Control with Termination Without Cause or for Good Reason
Name	Cash Payments ($) (1)	Value of Benefits ($) (2)	Tax Reimbursement ($) (3)	Value of RSUs and PSUs with Accelerated Vesting ($) (4)	Value of Options with Accelerated Vesting ($) (4)

John W. Casella	7,596,148	64,432	—	3,440,039	—

Edmond R. Coletta	1,727,146	47,282	—	1,720,234	—

Shelley E. Sayward	560,000	8,538	—	548,032	58,936

Paul J. Ligon	541,021	23,641	—	563,260	—

Sean M. Steves	496,000	14,903	—	180,192	—

	Termination for Disability
Name	Cash Payments ($) (1)	Value of Benefits ($) (5)	Value of RSUs and PSUs with Accelerated Vesting ($)	Value of Options with Accelerated Vesting ($)

John W. Casella	7,596,148	21,477	3,440,309	—

Edmond R. Coletta	1,727,146	47,282	1,720,234	—

Shelley E. Sayward	560,000	8,538	548,032	58,936

Paul J. Ligon	541,021	23,641	563,260	—

Sean M. Steves	496,000	14,903	180,192	—

	Automatically Upon Death
Name	Cash Payments ($) (1)	Value of Benefits ($) (6)	Value of RSUs and PSUS with Accelerated Vesting ($)	Value of Options with Accelerated Vesting ($)

John W. Casella	7,596,148	9,706	3,440,309	—

Edmond R. Coletta	1,727,146	—	1,720,234	—

Shelley E. Sayward	560,000	—	548,032	58,936

Paul J. Ligon	541,021	—	563,260	—

Sean M. Steves	496,000	—	180,192	—

(1)	The amounts in this column reflect payments, as described above, equal to a multiple of annual base salary in effect on December 31, 2022, and a bonus or other amount equal to a percentage of the base salary or annual cash incentive compensation for each named executive officer in accordance with the terms of his or her employment agreement.

(2)

The amounts in this column reflect payments for monthly COBRA premiums for continued health, dental and vision coverage, as well as payments for life insurance premiums for Messrs. John Casella and Ligon as of December 31, 2022 and payments for monthly COBRA premiums for continued health and dental coverage for Messrs. Coletta and Steves and Ms. Sayward as of December 31, 2022. Payment of these benefits will continue for a period of three years from the date of termination for Mr. John Casella, for a period of two years from the date of termination for Mr. Coletta, and for a period of one year from the date of termination for each of Messrs. Ligon and Steves and Ms. Sayward.

(3)

The amounts in this column reflect additional payments intended to compensate the named executive officers for excise taxes under Section 4999 of the Code, if any, payable in connection with severance payments and benefits in accordance with the terms of their employment agreements, other than Ms. Sayward’s and Messrs. Coletta’s and Steves’ employment agreements, which do not provide for such a payment. Such payments will only be received by a named executive officer in the event of the termination of employment by the named executive officer for good reason following a change in control of the Company.

(4)

The value of accelerated unvested RSUs is based on the last reported sales price of our Class A common stock on the Nasdaq Stock Market on the last trading day of fiscal 2022 multiplied by the number of accelerated units. The value of accelerated unvested PSUs is based on the last reported sales price of our Class A common stock on the Nasdaq Stock Market on the last trading day of fiscal 2022 multiplied by the Target Number of Shares (as defined in the applicable performance-based stock unit agreement). The value of accelerated unvested stock options is calculated by taking the difference between the last reported sales price of our Class A common stock on the Nasdaq Stock Market on the last trading day of fiscal 2022 and the exercise price and multiplying it by the number of shares of Class A common stock underlying the unvested stock options (as defined in the applicable stock option agreement).

(5)

The amounts in this column reflect payments for monthly COBRA premiums for continued health, dental and vision coverage, as well as payments for life insurance premiums for Messrs. John Casella and Ligon as of December 31, 2022 and payments for monthly COBRA premiums for continued health and dental coverage for Messrs. Coletta and Steves and Ms. Sayward as of December 31, 2022. Payment of these benefits will continue for a period of two years from the date of termination for Mr. Coletta and for a period of one year from the date of termination for each of Messrs. John Casella, Ligon and Steves and Ms. Sayward.

(6)

The amount in this column reflects payments for monthly COBRA premiums for continued health, dental and vision coverage for Mr. John Casella’s spouse as of December 31, 2022. Such payments will continue for a period of one year.

CEO Pay Ratio

Following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. Our Chief Executive Officer’s annual total compensation for fiscal 2022 was $4,120,071, as disclosed in the Summary Compensation Table appearing on page 51. The annual total compensation for our median employee (other than our Chief Executive Officer) for fiscal 2022 was $60,726. Based on the foregoing, we estimate that our Chief Executive Officer’s annual total compensation was approximately 68 times that of the median of the annual total compensation of all other employees.

We previously identified our median employee as of December 31, 2020. There were no changes to our employee population or employee compensation arrangements during 2021 that we believe would significantly impact our pay ratio disclosure and require us to identify a new median employee for 2021. However, because our original median employee was no longer employed by the Company at December 31, 2021, as permitted by SEC rules, we identified another median employee for 2021 whose compensation is substantially similar to the original median employee based on the compensation measure that we used to select the original median employee in 2020. For 2022, we used the same median employee who was identified in 2021 since there have been no changes to our employee population or employee compensation arrangements during 2022 that we believe would significantly impact our pay ratio disclosure. We estimated the annual total compensation for that employee by applying the same rules as used for determining total compensation for our Chief Executive Officer in the Summary Compensation Table. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Pay Versus Performance
The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer (the “PEO”) and our other named executive officers (the “Other NEOs”) as presented in the Summary Compensation Table on page 51 (the “SCT Amounts”), (ii) the “compensation actually paid” to our PEO and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance
rules (the “CAP Amounts”), (iii) certain financial performance measures, and (iv) the relationship of the CAP Amounts to those financial performance measures.
This disclosure has been prepared in accordance with Item 402(v) of Regulation
S-K
under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our Compensation and Human Capital Committee evaluates compensation decisions in light of company or individual performance. For discussion of how our Compensation and Human Capital Committee seeks to align pay with performance when making compensation decisions, please review Compensation Discussion and Analysis beginning on page 36.
Pay Versus Performance

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (2)	Value of Initial Fixed $ 100 Investment Based on:		Net Income ($)	Adjusted Free Cash Flow ($) (4)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (3)
2022	4,120,071	2,821,002	1,635,240	1,323,839	172.30	144.53	53,079,000	111,213,000
2021	4,233,954	11,347,919	1,486,919	3,594,795	185.57	153.39	41,100,000	95,332,000
2020	3,794,238	6,590,420	1,538,515	2,506,954	134.59	108.62	91,106,000	69,147,000

(1)
For 2022, our PEO was John W. Casella and our Other NEOs were Edmond R. Coletta, Shelley E. Sayward, Paul J. Ligon, Sean M. Steves and Edward D. Johnson. For 2021, our PEO was John W. Casella and our Other NEOs were Edmond R. Coletta, Edwin D. Johnson, Shelley E. Sayward and Christopher B. Heald. For 2020, our PEO was John W. Casella and our Other NEOs were Edmond R. Coletta, Edwin D. Johnson, David L. Schmitt and Christopher B. Heald.

(2)
The following table describes the adjustments, each of which is prescribed by SEC rules, to calculate the CAP Amounts from the SCT Amounts. The SCT Amounts and the CAP Amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation
S-K
under the Exchange Act.

Adjustments	2022 ($)		2021 ($)		2020 ($)
	PEO	Other NEOs*	PEO	Other NEOs*	PEO	Other NEOs*
SCT Amounts	4,120,071	1,635,240	4,233,954	1,486,919	3,794,238	1,538,515

Adjustments for stock and option awards:

(Subtract): Aggregate grant date fair value for stock awards and option awards included in SCT Amounts for the covered fiscal year	(1,773,790)	(896,730)	(1,695,668)	(553,399)	(1,788,448)	(553,280)

Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	1,830,690	762,758	4,089,090	1,276,680	3,009,341	906,013

Add (Subtract): Change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	(283,935)	(45,119)	3,249,828	889,085	1,175,480	434,167

Add: Vesting date fair value of awards granted and vested during the covered fiscal year	—	—	—	—	—	24,966

Add (Subtract): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	(1,072,034)	(132,310)	1,470,715	495,510	399,809	156,573

CAP Amounts (as calculated)	2,821,002	1,323,839	11,347,919	3,594,795	6,590,420	2,506,954

*	Amounts presented are averages for the entire group of Other NEOs in each respective year.

(3)	The companies in our peer group are: GFL Environmental, Inc., Waste Connections Inc., Waste Management, Inc., and Republic Services, Inc.

(4)
Adjusted Free Cash Flow is a
non-GAAP
financial measure. See Appendix B for additional information regarding Adjusted Free Cash Flow and reconciliation of Adjusted Free Cash Flow to its most directly comparable GAAP financial measure.

The following table lists the three financial performance measures that, in our assessment, represent the most important performance measures we use to link the CAP Amounts for our named executive officers for 2022 (our most recently completed fiscal year), to company performance. Of these measures, we have identified Adjusted Free Cash Flow as the most important of our financial performance measures (that is not already required to be disclosed in the pay versus performance table above) used to link CAP Amounts for our executives for 2022 to company performance.

Adjusted Free Cash Flow*
Adjusted Operating Income*
Adjusted EBITDA*

*
Adjusted Free Cash Flow, Adjusted Operating Income and Adjusted EBITDA are
non-GAAP
financial measures. See Appendix B for additional information regarding non-GAAP
financial measures and reconciliations of
non-GAAP
financial measures to their most directly comparable GAAP financial measures.

The following charts show graphically the relationships over the past three years of the CAP Amounts for our PEO and Other NEOs as compared to our cumulative total shareholder return (“TSR”), Peer Group TSR, Net Income and Adjusted Free Cash Flow, as well as the relationship between our TSR and Peer Group TSR:
CAP VERSUS COMPANY TSR AND PEER GROUP TSR

CAP VERSUS NET INCOME

CAP VERSUS ADJUSTED FREE CASH FLOW

Director Compensation
We compensate our directors who are not our employees or employees of our subsidiaries. Accordingly, Mr. John Casella, who serves as our Chief Executive Officer, and Mr. Douglas Casella, who serves as President of Casella Waste Management, Inc., our wholly owned subsidiary, do not receive any additional compensation for their service as directors.

The Compensation and Human Capital Committee periodically reviews the compensation of our non-employee
directors. We seek to attract exceptional talent to our Board and therefore, our policy is to compensate our directors competitively relative to comparable companies. Our Board believes that it is appropriate for the chairs and members of the committees of our Board to receive additional compensation for their services in those positions.
Cash Compensation
In fiscal 2022, our
non-employee
directors were entitled to receive cash fees in consideration of their Board service as follows:

• Annual retainer fee for service on our Board	$65,000
• Additional annual retainer fee for service as Audit Committee Chair	$20,000
• Additional annual retainer fee for service as Compensation and Human Capital Committee Chair	$15,000
• Additional annual retainer fee for service as Nominating and ESG Committee Chair	$10,000
• Additional annual retainer fee for service as non-Chair member of Audit Committee	$10,000
• Additional annual retainer fee for service as non-Chair member of Compensation and Human Capital Committee	$7,500
• Additional annual retainer fee for service as non-Chair member of Nominating and ESG Committee	$5,000
• Additional annual retainer fee for service as Lead Director	$37,500
Our
non-employee
directors are entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending Board meetings and meetings of committees on which he or she serves. Directors who begin their Board service during the year receive a pro-rata
portion of the applicable retainer fees.
Equity Compensation
Each new
non-employee
director receives a grant of shares of restricted Class A common stock on the date of such director’s initial election to our Board having a value on the date of grant of approximately $50,000, which vests in three equal annual installments beginning on the first anniversary of the date of grant. Each incumbent non-employee
director receives on the date of each annual meeting of stockholders an RSU award, which vests in full on the first anniversary of the date of grant.
Non-employee
directors who are initially elected to the Board at any time after the prior year’s annual meeting of stockholders receive a pro-rated
annual RSU grant based on the date of their initial election to the Board. In fiscal 2022, each incumbent non-employee
director (other than Mr. Sova, who was initially elected to our Board after the 2021 Annual Meeting of Stockholders) received on the date of the 2022 Annual Meeting of Stockholders, an award consisting of the number of RSUs having a value on the date of grant of approximately $120,000. Mr. Sova received on the date of the 2022 Annual Meeting of Stockholders a pro-rated
award consisting of the number of RSUs having a value on the date of grant of approximately $115,678.

The following table provides compensation information for fiscal 2022 for each of our non-employee directors.

Non-Employee Director Compensation for Fiscal 2022

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2) (3)	Total ($)

Michael L. Battles	80,000	120,000	200,000

Michael K. Burke	90,000	120,000	210,000

Joseph G. Doody	102,500	120,000	222,500

Emily Nagle Green	82,500	120,000	202,500

William P. Hulligan	90,000	120,000	210,000

Rose Stuckey Kirk	76,854	120,000	196,854

Gary Sova	81,531	115,678	197,209

(1)

Excludes Mr. John Casella, our Chief Executive Officer and Chairman of our Board, who does not receive compensation for his services as director and whose compensation as a named executive officer is reported in the Summary Compensation Table above, and Mr. Douglas Casella, the Vice Chairman of our Board and President of Casella Waste Management, Inc., our wholly owned subsidiary, who does not receive compensation for his services as director.

(2)

Amounts shown in this column for all non-employee directors reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of RSUs granted in fiscal 2022 under our 2016 Incentive Plan for service on our Board. RSUs were granted at the fair market value as of the date of the grant, based upon the last reported sale price of our Class A common stock on the Nasdaq Stock Market. The RSUs vest in full on the first anniversary of the date of grant. The individual RSU awards reflected in the compensation table above are summarized below.

Name	Grant Date	Number of RSUs Granted in Fiscal 2022 (#)	Grant Date Fair Value of Awards Granted in Fiscal 2022 ($)

Michael L. Battles	6/2/2022	1,638	120,000

Michael K. Burke	6/2/2022	1,638	120,000

Joseph G. Doody	6/2/2022	1,638	120,000

Emily Nagle Green	6/2/2022	1,638	120,000

William P. Hulligan	6/2/2022	1,638	120,000

Rose Stuckey Kirk	6/2/2022	1,638	120,000

Gary Sova	6/2/2022	1,579	115,678

(3)	As of December 31, 2022, our non-employee directors held the following aggregate number of unvested shares of restricted stock and unvested RSUs as of such date:

Name	Number of Unvested Shares of Restricted Stock (#)	Number of Unvested RSUs (#)

Michael L. Battles	—	1,638

Michael K. Burke	—	1,638

Joseph G. Doody	—	1,638

Emily Nagle Green	—	1,638

William P. Hulligan	—	1,638

Rose Stuckey Kirk	301	1,638

Gary Sova	504	1,579

We have entered into or engaged in certain transactions with our directors or affiliates of our directors. See “Corporate Governance – Certain Relationships and Related Person Transactions.”

Director Stock Ownership Guidelines

Our Board believes that each non-employee director should acquire and hold shares of our stock in an amount that is meaningful and appropriate to such director. Accordingly, our Board adopted stock ownership guidelines that require each non-employee director to attain a share ownership level of our Class A common stock having a value equal to three times the amount of the annual retainer fee paid to non-employee directors for service on our Board. Each non-employee director is required to attain such ownership levels by the third annual meeting of stockholders following the first annual meeting of stockholders at which such non-employee director is elected to our Board. As of March 1, 2023, each of our non-employee directors was in compliance with the stock ownership guidelines.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information about the securities authorized for issuance under our equity compensation plans as of December 31, 2022:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (3))

Equity compensation plans approved by security holders	297,969	$55.60	829,182

Equity compensation plans not approved by security holders	—	$—	—

Total	297,969	$55.60	829,182

(1)

Performance stock units, including market-based performance stock units are included at the 100% attainment level. Attainment of maximum performance targets and market achievements could result in the issuance of an additional 98,465 shares of Class A common stock.

(2)	The weighted average exercise price of outstanding options, warrants and rights excludes restricted stock units and other equity-based awards that do not have an exercise price.

(3)

Includes 797,359 shares of our Class A common stock issuable under our 2016 Incentive Plan and 31,823 shares of our Class A common stock issuable under our Amended and Restated 1997 Employee Stock Purchase Plan.

OWNERSHIP OF OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our capital voting stock as of March 31, 2023 (unless otherwise specified) by (a) each person or entity known by us to beneficially own more than 5% of any class of our common stock, (b) our directors and director nominees, (c) our named executive officers and (d) our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Shares of Class A common stock that an individual or entity has a right to acquire within 60 days after March 31, 2023 (unless otherwise specified), including pursuant to options to purchase Class A common stock, Class B common stock convertible into Class A common stock and restricted stock unit awards subject to vesting, are included in the number of shares of Class A common stock beneficially owned by the person or entity and are deemed outstanding for purposes of computing the percentage of beneficial ownership owned by the person or entity, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Each share of Class B common stock is convertible at the discretion of the holder thereof into one share of Class A common stock. As of March 31, 2023, a total of 50,897,536 shares of Class A common stock were outstanding and a total of 988,200 shares of Class B common stock were outstanding. Except as otherwise indicated by footnote, we believe that the persons named in this table, based on information provided by these persons, have sole voting and investment power with respect to the securities indicated. Unless otherwise indicated, the address of each beneficial owner listed in the table is care of Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

	Class A Common Stock		Class B Common Stock			Combined Voting Percentage (1)
Name of Beneficial Owner	# of Shares	% of Class	# of Shares		% of Class
5% Stockholders

The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	4,764,755	9.36%	—		—	7.84%

BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	3,313,852	6.51%	—		—	5.45%

Conestoga Capital Advisors LLC (4) 550 E. Swedesford Rd., Ste 120 Wayne, PA 19087	3,157,827	6.20%	—		—	5.20%

EARNEST Partners, LLC (5) 1180 Peachtree Street NE, Suite 2300 Atlanta, GA 30309	2,769,530	5.44%	—		—	4.56%

Executive Officers and Directors

John W. Casella (6)	559,190	1.09%	494,100	(7)	50.0%	8.23%

Edmond R. Coletta	161,272	*	—		—	*

Shelley E. Sayward (8)	15,801	*	—		—	*

	Class A Common Stock		Class B Common Stock		Combined Voting Percentage (1)
Name of Beneficial Owner	# of Shares	% of Class	# of Shares	% of Class

Paul J. Ligon	22,885	*	—	—	*

Sean M. Steves	4,488	*	—	—	*

Edwin D. Johnson	116,176	*	—	—	*

Michael L. Battles	2,882	*	—	—	*

Michael K. Burke	12,539	*	—	—	*

Douglas R. Casella (9)	649,894	1.26%	494,100	50.0%	8.39%

Joseph Doody	5,302	*	—	—	*

William P. Hulligan (10)	15,754	*	—	—	*

Rose Stuckey Kirk	2,428	*	—	—	*

Emily Nagle Green	24,838	*	—	—	*

Gary Sova	856	*	—	—	*

Executive officers and directors as a group (14 people)	1,478,717	2.85%	988,200	100.0%	17.06%

*	Represents less than 1% of the outstanding shares of the respective class of our voting stock and/or less than 1% of total ownership of equity securities.

(1)

This column represents voting power rather than percentage of equity interest as each share of Class A common stock is entitled to one vote, while each share of Class B common stock is entitled to ten votes. Combined, the Class A common stock (50,897,536 votes) and the Class B common stock (9,882,000 votes) entitle their holders to an aggregate of 60,779,536 votes as of March 31, 2023. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

(2)

We obtained information regarding beneficial ownership of these shares solely from Amendment No. 2 to Schedule 13G that was filed with the SEC by The Vanguard Group on February 9, 2023. The Vanguard Group reports shared voting power with respect to 85,365 shares, sole dispositive power with respect to 4,629,129 shares and shared dispositive power with respect to 135,626 shares.

(3)

We obtained information regarding beneficial ownership of these shares solely from Amendment No. 12 to Schedule 13G that was filed with the SEC by BlackRock, Inc. (“BlackRock”) on February 1, 2023. BlackRock reports sole voting power with respect to 3,254,191 shares and sole dispositive power with respect to 3,313,852 shares.

(4)

We obtained information regarding beneficial ownership of these shares solely from Amendment No. 2 to Schedule 13G that was filed with the SEC by Conestoga Capital Advisors LLC (“Conestoga Capital”) on January 18, 2023. Conestoga Capital reports sole voting power with respect to 3,026,971 shares and sole dispositive power with respect to 3,157,827 shares.

(5)

We obtained information regarding beneficial ownership of these shares solely from Amendment No. 6 to Schedule 13G that was filed with the SEC by EARNEST Partners, LLC on February 14, 2023. EARNEST Partners, LLC reports sole voting power with respect to 1,794,024 shares and sole dispositive power with respect to 2,769,530 shares.

(6)

Consists of (a) 35,732 shares of Class A common stock, (b) 28,664 shares of Class A common stock issuable to Mr. John Casella pursuant to stock options exercisable within 60 days of March 31, 2023, (c) 694 shares of Class A common stock held by Mr. John Casella’s spouse and (d) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(7)

Consists of (a) 166,000 shares of Class B common stock, (b) 57,100 shares of Class B common stock held by Mr. John Casella’s spouse, (c) 134,000 shares of Class B common stock held by a spousal lifetime access trust for the benefit of Mr. Casella’s spouse, of which Mr. Casella’s spouse is the trustee and (d) 137,000 shares of Class B common stock held by a spousal lifetime access trust for the benefit of Mr. Casella, of which Mr. Casella is the trustee.

(8)	Consists of (a) 13,022 shares of Class A common stock and (b) 2,799 shares of Class A common stock issuable to Ms. Sayward pursuant to stock options exercisable within 60 days of March 31, 2023.

(9)

Consists of (a) 155,794 shares of Class A common stock and (b) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(10)	Consists of 15,754 shares of Class A common stock held by the William P. Hulligan Revocable Trust, of which Mr. Hulligan is trustee.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Second Amended and Restated Certificate of Incorporation provides for a classified Board. Our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of stockholders. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

Our Board currently consists of nine members, divided into three classes as follows:

•	Class I is comprised of Michael K. Burke, Douglas R. Casella and Gary Sova, each with a term ending at the 2025 Annual Meeting of Stockholders;

•	Class II is comprised of Michael L. Battles, Joseph G. Doody and Emily Nagle Green, each with a term ending at the 2023 Annual Meeting; and

•	Class III is comprised of John W. Casella, William P. Hulligan and Rose Stuckey Kirk, each with a term ending at the 2024 Annual Meeting of Stockholders.

Messrs. Battles and Doody and Ms. Nagle Green are current Class II directors whose terms expire at the 2023 Annual Meeting. Messrs. Battles and Doody and Ms. Nagle Green are each nominated for re-election as a Class II director, each to serve for a term ending at the 2026 Annual Meeting of Stockholders and until his or her respective successor has been duly elected and qualified. Under our Second Amended and Restated Certificate of Incorporation, the holders of Class A common stock, voting separately as a class, are entitled to elect the Class A Director. Mr. Doody has been nominated as the Class A Director. Each of our three (3) director nominees was recommended by the Nominating and ESG Committee to the Board, which unanimously approved their nomination. The recommendations of our Board are based on its carefully considered judgment and the Board’s belief that the experience, record and qualifications of each of its nominees make them the best candidates to serve on the Board.

We have adopted a majority vote resignation policy, pursuant to which, in an uncontested election of directors, any nominee who is an incumbent director and who does not receive more votes “for” his or her election than votes “withheld” from his or her election will be required to offer his or her resignation to our Board. In such an event, our Board, acting upon the recommendation of the Nominating and ESG Committee or other committee of independent directors, will take action with respect to the offered recommendation, which could range from accepting the resignation, maintaining the director but addressing what the committee believes to be the underlying cause of the “withheld” votes, or resolving that the director will not be re-nominated in the future for election, to rejecting the resignation. Following the Board’s determination, the Company will promptly publicly disclose the Board’s decision of whether or not to accept the resignation offer and an explanation of how the decision was reached. The election of directors at the 2023 Annual Meeting will be uncontested. Accordingly, the majority vote resignation policy would apply at the 2023 Annual Meeting.

Each of the nominees has consented to being named in this proxy statement and to serve on our Board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our Board. We do not contemplate that any of the nominees will be unable to serve if elected.

BOARD RECOMMENDATION

Our Board unanimously recommends a vote “FOR” the election of Michael L. Battles, Joseph G. Doody and Emily Nagle Green as Class II directors.

PROPOSAL 2 — APPROVAL OF THE CASELLA WASTE SYSTEMS, INC. SECOND AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve the amendment and restatement of the Casella Waste Systems, Inc. Amended and Restated 1997 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan and to make certain other changes as described below. Our Amended and Restated 1997 Employee Stock Purchase Plan, which we refer to as the ESPP, was adopted by our Board on July 31, 1997 and approved by our stockholders on September 29, 1997. The ESPP was amended (i) in November 1997 to change the commencement date of the first offering, (ii) in March 1999 to increase the number of shares available for issuance under the plan, (iii) in June 2009 to eliminate the 50,000 share limit per offering period, and (iv) in August 2014 to increase the number of shares available for issuance under the plan. The ESPP currently provides eligible employees with the opportunity to purchase up to an aggregate of 1,200,000 shares of our Class A common stock. As of March 31, 2023, 1,168,177 shares of Class A common stock had been purchased by employees participating in the ESPP and 31,823 shares of Class A common stock remained available for issuance under the plan.

On February 15, 2023, our Board adopted, subject to stockholder approval, the Second Amended and Restated 1997 Employee Stock Purchase Plan to, among other things, increase the number of shares of Class A common stock reserved for issuance under the ESPP by 400,000 shares. Pursuant to this amendment and restatement, the number of shares of our Class A common stock reserved for purchase under the ESPP would be increased to up to an aggregate of 1,600,000 shares. The amendment and restatement also: (i) gives our Board the authority to set a fixed maximum number of shares of Class A common stock that a participant in the ESPP may purchase in each plan period (subject to the other share-purchase limitations contained in the ESPP), (ii) provides our Board additional flexibility regarding the treatment of options granted under the ESPP in the event of a “Reorganization Event” (as defined below) and (iii) contains additional, immaterial updates to modernize the ESPP, provide additional flexibility to the Company under the ESPP, align with the current operation of the ESPP and to eliminate irrelevant provisions. We refer to the ESPP, as amended and restated, as the A&R ESPP.

We believe that the availability of an adequate reserve of shares for issuance under the ESPP, and the other proposed amendments to the ESPP, will benefit us by providing employees with an opportunity to acquire shares of our Class A common stock, and will enable us to attract, retain and motivate key employees with experience and ability. Further, we believe it is in the best interest of the Company to encourage stock ownership by employees of the Company. Therefore, we consider approval of the amendment and restatement of the ESPP vital to our future success. Accordingly, our Board believes approval of the amendment and restatement of the ESPP is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the Second Amended and Restated 1997 Employee Stock Purchase Plan.

Summary of the Provisions of the A&R ESPP

The following is a summary of the terms of the A&R ESPP:

All of our employees and all employees of any of our subsidiaries designated by our Board from time to time, are eligible to participate in the A&R ESPP provided that:

•	such person is customarily employed by us or by our designated subsidiary for more than 20 hours per week and for more than five months in a calendar year;

•	such person has been employed by us or by our designated subsidiary for at least six months prior to enrolling in the A&R ESPP; and

•	such person was our employee or an employee of our designated subsidiary on the first day of the applicable offering period under the A&R ESPP.

No employee is eligible to receive an option to purchase shares of our Class A common stock that would result in the employee owning 5% or more of the total combined voting power or value of our stock or the stock of any of our subsidiaries immediately after the grant of such option. For purposes of determining stock ownership of an employee, certain attribution rules under the Code will apply, and all stock which the employee has a contractual right to purchase will be treated as stock owned by the employee. As of March 31, 2023, approximately 2,569 employees (excluding NEOs and other executive officers), five NEOs (all of whom are current employees) and one other executive officer who is not an NEO and who is a current employee would have been eligible to participate in the A&R ESPP. Non-employee directors, consultants and advisors are not permitted to participate in the A&R ESPP.

Offerings under the A&R ESPP will begin each January 1 and July 1 (or the first business day thereafter) and continue for six months, which we refer to as the plan period. Payroll deductions made during each plan period will be held for the purchase of our Class A common stock at the end of each plan period. Our Board may, in its discretion, choose a different plan period of 12 months or less for each offering.

With respect to any offering under the A&R ESPP, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the compensation such employee receives during the plan period (or during such shorter period during which payroll deductions are made). Our Board may, in its discretion, designate a lower maximum contribution rate. Compensation is defined under the A&R ESPP to mean the amount of money reportable on the employee’s federal income tax withholding statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock or restricted stock units, income or gains on the exercise of stock options or stock appreciation rights, and similar items, but including, in the case of salespersons, sales commissions to the extent determined by our Board. Our Board may, in its discretion, designate a lower maximum contribution rate, and a minimum payroll deduction may be established from time to time by our Board.

On the offering commencement date of each plan period, we will grant to each eligible employee who is then a participant in the A&R ESPP an option to purchase up to a whole number of shares of our Class A common stock determined by dividing (a) the product of $2,083 and the number of full months in the plan period by (b) the closing price of a share of our Class A common stock on the offering commencement date (as determined under the A&R ESPP). No employee may be granted an option under the A&R ESPP that permits his or her rights to purchase our Class A common stock under the A&R ESPP and any other employee stock purchase plans of us or our subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of our Class A common stock (determined on the date the option is granted) for each calendar year in which the option is outstanding at any time. Further, our Board may, in its discretion, set a fixed maximum number of shares of our Class A common stock that each eligible employee may purchase per plan period, which number may not be greater than the number of shares of our Class A common stock determined by using the formula set forth above and which number will be subject to the second sentence of this paragraph. Each employee who continues to be a participant in the A&R ESPP on the last business day of the plan period (referred to as the exercise date) is deemed to have exercised the option at the option price on such date and will be deemed to have purchased from us the number of whole shares of our Class A common stock reserved for purposes of the A&R ESPP that such employee’s accumulated payroll deductions on the exercise date will pay for, up to the maximum number determined as set forth above.

Under the terms of the A&R ESPP, the option price will be 85% of the lesser of the closing price of our Class A common stock (determined as provided under the A&R ESPP) on either (i) the first business day of the plan period or (ii) the exercise date.

Any balance remaining in an employee’s payroll deduction account at the end of a plan period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of our Class A common stock will be carried forward for the following offering, unless the employee elects not to participate in the following offering, in which case the balance in the employee’s account will be refunded. An employee may withdraw the balance accumulated in such employee’s account and withdraw from participation in an offering at any time prior to the close of business on the last business day in the plan period. Any employee who so withdraws may not begin participating again during the remainder of the plan period but may participate in any subsequent offering in accordance with the terms and conditions established by our Board.

If any employee’s employment is terminated prior to the last business day of a plan period, the employee’s account balance will be refunded to the employee (without any reductions for payroll deductions) or, in the event of the employee’s death, to a designated beneficiary, to the executor or administrator of the employee’s estate, or if no executor or administrator has been appointed to our knowledge, to any other person we designate in our discretion. If, prior to the last business day of a plan period, the designated subsidiary in which an employee is employed ceases to be a subsidiary of ours, or if the employee is transferred to a subsidiary that is not a designated subsidiary, the employee will be deemed to have terminated employment for purposes of the A&R ESPP.

Rights under the A&R ESPP are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

All funds received or held by us under the A&R ESPP may be combined with other corporate funds and may be used for any corporate purposes. Shares may be issued upon exercise of an option from authorized but unissued shares of our Class A common stock, from shares held in our treasury, or from any other proper source. In the event the total number of shares of our Class A common stock specified in elections to be purchased under any offering plus the number of shares purchased under previous offerings under the A&R ESPP exceeds the maximum number of shares issuable under the A&R ESPP, our Board will allot the shares then available on a pro-rata basis.

The A&R ESPP will be administered by our Board or by a committee appointed by our Board. Our Board or the committee has the authority to make rules and regulations for the administration of the A&R ESPP and its interpretation and decisions with regard thereto will be final and conclusive.

We will be required to make equitable adjustments in the manner determined by our Board to the number and class of securities available under the A&R ESPP and the option price to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or any distribution to holders of our Class A common stock other than an ordinary cash dividend.

Upon the occurrence of a Reorganization Event (as defined below), our Board is authorized to take any one or more of the following actions as to outstanding options under the A&R ESPP:

•	provide that options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•

upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of the Reorganization Event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our Board in such notice, which date will not be less than 10 days preceding the effective date of the Reorganization Event;

•

upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date;

•

upon the occurrence of a Reorganization Event in which holders of our Class A common stock will receive a cash payment for each share surrendered in the Reorganization Event (the “acquisition price”), change the last day of the plan period to be the date of the consummation of the Reorganization Event and provide that participants will receive a cash payment equal to the acquisition price times the number of shares of Class A common stock subject to the participant’s option minus the aggregate option price of such option (with the acquisition price treated as the fair market value of a share of our Class A common stock on the last day of the applicable plan period for purposes of determining the option price and with the number of shares that could be purchased subject to limitations set forth above), in exchange for termination of such option;

•	provide that, in connection with a liquidation or dissolution of our company, options will convert into the right to receive liquidation proceeds (net of the option price); and

•	any combination of the foregoing.

For these purposes, an option will be considered assumed if, following consummation of the Reorganization Event, the option confers the right to purchase, for each share of our Class A common stock subject to the option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of our Class A common stock for each share of our Class A common stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of our Class A common stock). However, if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), we may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that our Board determines to be equivalent in value (as of the date of such determination or another date specified by our Board) to the per-share consideration received by holders of outstanding shares of our Class A common stock as a result of the Reorganization Event.

A “Reorganization Event” is defined under the A&R ESPP as (i) any merger or consolidation of us with or into another entity as a result of which all of our Class A common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any transfer or disposition of all of our Class A common stock for cash, securities or other property pursuant to a share exchange transaction, or (iii) our liquidation or dissolution.

The A&R ESPP provides that if applicable tax laws impose a tax withholding obligation, each affected employee will, no later than the date of the event creating the tax liability, make provision satisfactory to our Board for payment of any taxes required by law to be withheld in connection with any transaction related to options granted to or shares acquired by such employee pursuant to the A&R ESPP. We may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

Our Board may from time to time establish one or more sub-plans under the A&R ESPP with respect to one or more of our designated subsidiaries, provided such sub-plan complies with Section 423 of the Code.

Our Board may at any time, and from time to time, amend or suspend the A&R ESPP or any portion thereof. We are required under the A&R ESPP to obtain stockholder approval for any amendment if such approval is required by Section 423 of the Code. Further, our Board may not make any amendment that would cause the A&R ESPP to fail to comply with Section 423 of the Code. Our Board may terminate the A&R ESPP at any time. Upon termination, we will refund all amounts in the accounts of participating employees.

Plan Benefits

The benefits that will be awarded or paid in connection with the A&R ESPP are not currently determinable. Because benefits under the A&R ESPP will depend on employees’ elections to participate and the fair market value of the Class A common stock at various future dates, it is not possible to determine the benefits that will be received by employees if the proposed amendments to the A&R ESPP are approved by the Company’s stockholders. Non-employee directors, consultants and advisors are not eligible to participate in the A&R ESPP.

On March 31, 2023, the last reported sale price of our Class A common stock on the Nasdaq Stock Market was $82.66.

The following table sets forth, for each of the individuals and groups indicated, the number of shares of our Class A common stock previously purchased under the ESPP from inception through March 31, 2023.

Name and Position	Number of Shares Purchased

John W. Casella Chairman and Chief Executive Officer	—

Edmond R. Coletta President and Chief Financial Officer	1,038

Shelley E. Sayward Senior Vice President and General Counsel	2,333

Paul J. Ligon Senior Vice President of Sustainable Growth	5,320

Sean M. Steves Senior Vice President and Chief Operating Officer of Solid Waste Operations	655

Edwin D. Johnson Former President and Chief Operating Officer	—

All current executive officers as a group	9,346

All current directors who are not executive officers as a group*	—

Each nominee for election as a director*	—

Each associate of any of such directors, executive officers or nominees	—

Each other person who received or is to receive 5% of awards	—

All employees, including all current officers who are not executive officers, as a group	1,158,831

*	Ineligible to participate in the ESPP.

United States Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the A&R ESPP and with respect to the sale of Class A common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants. A participant will not have income upon enrolling in the plan or upon purchasing stock at the end of a plan period.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the plan. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock more than two years after the commencement of the plan period during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the plan period commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company. There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

BOARD RECOMMENDATION

Our Board unanimously recommends that you vote to approve the Second Amended and Restated 1997 Employee Stock Purchase Plan by voting “FOR” Proposal 2.

PROPOSAL 3 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED

EXECUTIVE OFFICERS

We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Section 14A of the Exchange Act also requires us to submit a non-binding, advisory resolution to stockholders at least once every six years to determine whether advisory votes on executive compensation paid to our named executive officers should be held every one, two or three years. At the 2017 Annual Meeting of Stockholders, stockholders approved, on an advisory basis, an annual advisory vote on the compensation of our named executive officers. In accordance with the results of this vote, the Board determined to implement an advisory vote on the compensation of our named executive officers every year until the next vote on the preferred frequency of advisory votes on the compensation of our named executive officers, which will occur at the 2023 Annual Meeting and is the subject of the non-binding advisory vote in Proposal 4.

We encourage stockholders to read the “Executive Compensation” section of this proxy statement beginning with the “Compensation Discussion and Analysis” on page 36, which describes in detail our executive compensation programs and the decisions made by the Compensation and Human Capital Committee and our Board with respect to fiscal 2022.

As we describe in the “Compensation Discussion and Analysis,” we maintain an executive compensation program that is designed to deliver competitive total compensation linked to the achievement of performance objectives and to attract, motivate and retain qualified and talented executives, who are critical to our success, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. The goal of the Compensation and Human Capital Committee is to ensure that our executive compensation program is aligned with the interests of our stockholders and our business goals in order to attain our ultimate objective of increasing stockholder value. We believe that, consistent with these goals, the total compensation paid to each of our named executive officers is fair, reasonable and competitive. Further, we believe our program does not encourage excessive risk-taking by management. Annual compensation decisions for executive officers are made by our Compensation and Human Capital Committee based on the achievement of specified performance goals as described under “Compensation Discussion and Analysis.”

Our Board is asking stockholders to approve an advisory vote on the following resolution:

RESOLVED, that the compensation paid to the named executive officers of Casella Waste Systems, Inc., as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the proxy statement of Casella Waste Systems, Inc., is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or our Board (or any committee thereof), create or imply any change to our fiduciary duties or those of our Board (or any committee thereof), or create or imply any additional fiduciary duties for us or our Board (or any committee thereof). However, the Compensation and Human Capital Committee and our Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

BOARD RECOMMENDATION

Our Board unanimously recommends that you vote to approve the compensation of our named executive officers by voting “FOR” Proposal 3.

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY “SAY-ON-PAY” VOTES

In Proposal 3, we are providing our stockholders the opportunity to vote to approve, in an advisory “say-on-pay” vote, the compensation of our named executive officers. In this Proposal 4, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future advisory “say-on-pay” votes. Stockholders may vote for a frequency of “1 YEAR,” “2 YEARS,” or “3 YEARS” or may abstain.

At our 2017 Annual Meeting of Stockholders, stockholders approved, on an advisory basis, an annual advisory vote on the compensation of our named executive officers and, in response, our Board determined to hold an annual vote on the matter. We are once again asking our stockholders to advise us as to how frequently they wish to cast an advisory vote on the compensation of our named executive officers.

After careful consideration, our Board believes that an advisory “say-on-pay” vote on the compensation of our named executive officers should be held every “1 YEAR.” Therefore, our Board recommends that you vote for a frequency of every “1 YEAR” for future advisory “say-on-pay” votes. Our Board believes that an annual advisory “say-on-pay” vote will facilitate more direct stockholder input about executive compensation. An annual advisory “say-on-pay” vote is consistent with our policy of reviewing our executive compensation program annually, as well as seeking frequent input from our stockholders on corporate governance and executive compensation matters. We believe an annual vote would be the best governance practice for the Company at this time.

This advisory vote is non-binding; however, our Board will take into consideration the outcome of this vote in making a determination about the frequency of future advisory “say-on-pay” votes.

BOARD RECOMMENDATION

Our Board believes that holding the advisory “say-on-pay” vote on the compensation of our named executive officers every year is in our best interests and those of our stockholders and recommends voting for a frequency of every “1 YEAR”.

PROPOSAL 5 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee appointed RSM US LLP, an independent registered public accounting firm, to audit our books, records and accounts for the fiscal year ending December 31, 2023. The appointment of RSM US LLP is being presented to the stockholders for ratification at the 2023 Annual Meeting.

RSM US LLP has no direct or indirect material financial interest in the Company or its subsidiaries. Representatives of RSM US LLP are expected to attend the virtual 2023 Annual Meeting and will be given the opportunity to make a statement on their firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions.

RSM US LLP served as our independent auditors for fiscal 2022 and fiscal 2021. A summary of the fees billed for services rendered by RSM US LLP in fiscal 2022 and fiscal 2021 is set forth in the table below.

	Period	Audit Fees (1)	Audit Related Fees (2)	Tax Fees	All Other Fees	Total Fees
RSM US LLP	Fiscal 2022	$1,384,547	$—	$—	$—	$1,384,547
RSM US LLP	Fiscal 2021	$1,283,024	$23,690	$—	$—	$1,306,714

(1)

Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. This amount includes reimbursement of out of pocket costs in fiscal 2022 of $19,797 and fiscal 2021 of $8,914.

(2)	Audit related fees consist of fees billed for the audit of our 401(k) benefit plan.

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditors. This policy generally provides that we will not engage an independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.

The Audit Committee pre-approved 100% of the audit and non-audit services performed by our independent auditors in fiscal 2022 and fiscal 2021. No services were approved pursuant to the de minimis exception to the Audit Committee pre-approval requirements.

Although we are not required to submit the appointment to a vote of the stockholders, our Board believes it is appropriate as a matter of good corporate governance to request that the stockholders ratify the appointment of RSM US LLP as our independent auditors. If our stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain RSM US LLP or appoint another independent registered public accounting firm. Even if the appointment is ratified, our Board and the Audit Committee, in their discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

BOARD RECOMMENDATION

Our Board unanimously recommends that you vote to approve the ratification of the appointment of RSM US LLP as our independent auditors for the fiscal year ending December 31, 2023 by voting “FOR” Proposal 5.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2024 ANNUAL MEETING OF

STOCKHOLDERS

Pursuant to Rule 14a-8 of the Exchange Act, any proposal that a stockholder intends to present at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), for inclusion in the proxy statement for the 2024 Annual Meeting, must be submitted to the attention of the Corporate Secretary at our offices, 25 Greens Hill Lane, Rutland, Vermont 05701 no later than December 19, 2023. In order to avoid controversy, stockholders should submit proposals by means (including electronic) that permit them to prove the date of delivery.

In addition, our By-Laws require that we be given advance written notice for nominations for election to our Board and of other business that stockholders wish to present for consideration at an annual meeting of stockholders (other than those proposals of business intended to be included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act). The required notice must be delivered by the stockholder and received by our Corporate Secretary at our principal offices and must otherwise meet the requirements set forth in our By-Laws (including providing the information required by Rule 14a-19 under the Exchange Act). The required notice must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary at our principal offices, and received by March 3, 2024, but not before February 2, 2024, which is not less than 90 days nor more than 120 days prior to the anniversary date of the 2023 Annual Meeting. However, in the event that the 2024 Annual Meeting is scheduled to be held on a date before May 12, 2024, or after July 31, 2024, which are dates 20 days before or 60 days after the anniversary date of the 2023 Annual Meeting, then such advance notice must be received by us not earlier than the 120th day prior to the 2024 Annual Meeting and not later than the close of business on the later of (1) the 90th day prior to the 2024 Annual Meeting and (2) the 10th day following the day on which notice of the date of the 2024 Annual Meeting is mailed or public disclosure of the date of the 2024 Annual Meeting is made, whichever first occurs.

If a stockholder who wishes to present a proposal before the 2024 Annual Meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required date, the proxies that our Board solicits for the 2024 Annual Meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules, including Rule 14a-4(c) of the Exchange Act.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Investor Relations, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, 1-802-775-0325. If you would like to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

Our 2022 Annual Report is available at www.casella.com under the heading entitled “Investor Relations.” Stockholders may request a copy of our Annual Report on Form 10-K for fiscal 2022 filed with the SEC (without exhibits) free of charge upon written request to: Casella Waste Systems, Inc., Attn: Investor Relations, 25 Greens Hill Lane, Rutland, VT 05701.

OTHER MATTERS

Our Board knows of no other business which will be presented for consideration at the 2023 Annual Meeting other than that described above. However, if any other business should come before the 2023 Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

APPENDIX A

CASELLA WASTE SYSTEMS, INC.

SECOND AMENDED AND RESTATED

1997 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this Second Amended and Restated 1997 Employee Stock Purchase Plan (this “Plan”) is to provide eligible employees of Casella Waste Systems, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s Class A Common Stock, $0.01 par value per share (the “Common Stock”), commencing on January 9, 1998. Subject to adjustment under Section 15 hereof, the number of shares of Common Stock that have been approved for this purpose is 1,600,000 shares of Common Stock.

This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder, and shall be interpreted consistent therewith.

1.    Administration. The Plan will be administered by the Company’s board of directors (the “Board”) or by a committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2.    Eligibility. All employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a)    they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five (5) months in a calendar year;

(b)    they have been employed by the Company or a Designated Subsidiary for at least six (6) months prior to enrolling in the Plan; and

(c)    they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).

3.    Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase Common Stock under this Plan. The first Offering will begin on January 9, 1998, and, thereafter, will occur each January 1 and July 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six (6) month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period (except that the first Plan Period will end on April 30, 1998). The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

4.    Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding either a written or electronic payroll deduction authorization form to the employee’s appropriate payroll office at least 14 days (or such other number of days as is determined by the Company) prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock or restricted stock units, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown or separately identified on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

5.    Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate.

6.    Deduction Changes. An employee may decrease or discontinue his or her payroll deduction once during any Plan Period, by filing either a written or electronic new payroll deduction authorization form, as determined by the Company. However, an employee may not increase his or her payroll deduction during a Plan Period. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7.    Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8.    Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period during which the employee withdrew his or her balance. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9.    Purchase of Shares.

(a)    Number of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) up to a number of whole shares of Common Stock determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price (as determined below) on the Offering Commencement Date of such Plan Period; provided, however, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time; and, provided, further, however, that the Committee may, in its discretion, set a fixed maximum number of shares of Common Stock that each eligible employee may purchase per Plan Period which number may not be greater than the number of shares of Common Stock determined by using the formula in the first clause of this Section 9(a) and which number shall be subject to the second clause of this Section 9(a).

(b)    Option Price. The Option Price will be 85% of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price (for the primary trading session) on any national securities exchange on which the Common Stock is listed, or (b) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock shall be the reported price for the next preceding day on which sales were made.

(c)    Exercise of Option. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

(d)    Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10.    Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11.    Rights on Retirement, Death or Termination of Employment. In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to the employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12.    Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13.    Options Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14.    Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.    Adjustment for Changes in Common Stock and Certain Other Events.

(a)    Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be equitably adjusted to the extent determined by the Board or the Committee.

(b)    Reorganization Events.

(1)    Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2)     Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board or the Committee may take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), change the last day of the Plan Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (A) (1) the Acquisition Price times (2) the number of shares of Common Stock that the employee’s accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the Option Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable Plan Period for purposes of determining the Option Price under Section 9(b) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in Section 9(a), minus (B) the result of multiplying such number of shares by such Option Price, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

16.    Amendment of the Plan. The Board may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

17.    Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.

18.    Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

19.    Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

20.    Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

21.    Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

22.    Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

24.    Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

25.    Withholding. If applicable tax laws impose a tax withholding obligation, each affected employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

26.    Effective Date and Approval of Shareholders. The Plan shall take effect on July 31, 1997 subject to approval by the stockholders of the Company as required by Section 423 of the Code, which approval must occur within twelve (12) months of the adoption of the Plan by the Board.

Initially adopted by the Board of Directors on July 31, 1997 and approved by the stockholders on September 29, 1997.

Amendment No. 1 (changing date of commencement of first Offering) approved by the Board of Directors on November 14, 1997.

Amendment No. 2 (increasing the number of shares of Common Stock subject to the Plan) approved by the Board of Directors on March 3, 1999 and approved by the stockholders on March 11, 1999.

Amendment No. 3 (deleting 50,000 share limit per offering period) approved by the Board of Directors on June 30, 2009.

Amendment No. 4 (increasing the number of shares of Common Stock subject to the Plan) approved by the Board of Directors on August 6, 2014 and approved by the stockholders on October 7, 2014.

Amendment No. 5 (amending and restating the Plan and increasing the number of shares of Common Stock subject to the Plan) approved by the Board of Directors on February 15, 2023 and approved by the stockholders on                     , 2023.

APPENDIX B

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

Non-GAAP Performance Measures

In addition to disclosing financial results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present non-GAAP performance measures such as Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income and Adjusted Operating Income Margin that provide an understanding of our operational performance because we consider them important supplemental measures of our performance that are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. We also believe that identifying the impact of certain items as adjustments provides more transparency and comparability across periods. Management uses these non-GAAP performance measures to further understand its “core operating performance” and believes our “core operating performance” is helpful in understanding our ongoing performance in the ordinary course of operations. We believe that providing such non-GAAP performance measures to investors, in addition to corresponding income statement measures, affords investors the benefit of viewing our performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and our results of operations has performed. Adjusted EBITDA and Adjusted Operating Income are also used as compensation performance measures, as further discussed in “Compensation Discussion and Analysis”. The table below sets forth such performance measures on an adjusted basis to exclude such items (dollars in thousands):

	12 months ended Dec. 31, 2019	12 months ended Dec. 31, 2020	12 months ended Dec. 31, 2021	12 months ended Dec. 31, 2022
Revenues	$743,290	$774,584	$889,211	$1,085,089
Net income	$31,653	$91,106	$41,100	$53,079
(Benefit) provision for income taxes	(1,874)	(52,804)	16,946	21,887
Other income	(1,439)	(1,073)	(1,313)	(2,585)
Interest expense, net	24,735	22,068	20,927	23,013
Southbridge Landfill closure charge, net	2,709	4,587	496	1,436
Expense from acquisition activities and other items	2,687	1,862	5,304	4,613
Environmental remediation charge	—	—	924	759
Withdrawal costs—multiemployer pension plan	3,591	—	—	—
Depreciation and amortization	79,790	90,782	103,590	126,351
Depletion of landfill operating lease obligations	7,711	7,781	8,265	8,674
Interest accretion on landfill and environmental remediation liabilities	6,976	7,090	7,324	8,008

Adjusted EBITDA	$156,539	$171,399	$203,563	$245,235

Depreciation and amortization	(79,790)	(90,782)	(103,590)	(126,351)
Depletion of landfill operating lease obligations	(7,711)	(7,781)	(8,265)	(8,674)
Interest accretion on landfill and environmental remediation liabilities	(6,976)	(7,090)	(7,324)	(8,008)

Adjusted Operating Income	$62,062	$65,746	$84,384	$102,202

Net Income Margin (%)	4.3%	11.8%	4.6%	4.9%
Adjusted EBITDA Margin (%)	21.1%	22.1%	22.9%	22.6%
Adjusted Operating Income Margin (%)	8.3%	8.5%	9.5%	9.4%

Net Income Margin is calculated by dividing Net income by revenues. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenues. Adjusted Operating Income Margin is calculated by dividing Adjusted Operating Income by revenues.

Non-GAAP Liquidity Measures

In addition to disclosing financial results prepared in accordance with GAAP, we also present non-GAAP liquidity measures such as Adjusted Free Cash Flow that provide an understanding of our liquidity because we consider them important supplemental measures of its liquidity that are frequently used by securities analysts, investors and other interested parties in the evaluation of cash flow generation from our core operations that are then available to be deployed for strategic acquisitions, growth investments, development projects, unusual landfill closures, site improvement and remediation, and strengthening our balance sheet through paying down debt. We also believe that identifying the impact of certain items as adjustments provides more transparency and comparability across periods. Management uses non-GAAP liquidity measures to understand our cash flows provided by operating activities after certain expenditures and believes that this measure demonstrates our to execute on our strategic initiatives. We believe that providing such non-GAAP liquidity measures to investors, in addition to corresponding cash flow statement measures, affords investors the benefit of viewing our liquidity using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and cash flow generation has performed. Adjusted Free Cash Flow is also used as a compensation performance measure, as further discussed in “Compensation Discussion and Analysis”. The table below sets forth this liquidity measure on an adjusted basis to exclude such items (dollars in thousands):

	12 months ended Dec. 31, 2019	12 months ended Dec. 31, 2020	12 months ended Dec. 31, 2021	12 months ended Dec. 31, 2022
Net cash provided by operating activities	$116,829	$139,922	$182,737	$217,314
Capital expenditures	(103,165)	(108,108)	(123,295)	(130,960)
Proceeds from sale of property and equipment	750	533	788	600
Proceeds from property insurance settlement	332	—	—	—
Southbridge landfill closure and Potsdam environmental remediation (i)	15,445	8,906	6,274	3,766
Cash outlays from acquisition activities and other items (ii)	2,622	1,307	4,988	4,284
Waste USA Landfill phase VI capital expenditures (iii)	4,873	10,573	13,325	—
Post acquisition and development project capital expenditures (iv)	17,782	16,014	10,515	16,209

Adjusted Free Cash Flow	$55,468	$69,147	$95,332	$111,213

(i)

Southbridge Landfill closure and Potsdam environmental remediation are cash outlays associated with the unplanned closure of the Southbridge Landfill and the Company’s portion of costs associated with environmental remediation at Potsdam, which are added back when calculating Adjusted Free Cash Flow due to their non-recurring nature and the significance of the related cash flows. The Company initiated the unplanned closure of the Southbridge Landfill in the fiscal year ended December 31, 2017 and expects to incur cash outlays through completion of the closure and environmental remediation process. The Potsdam site was deemed a Superfund site in 2000 and is not associated with current operations.

(ii)

Cash outlays from acquisition activities are cash outlays for transaction and integration costs relating to specific acquisition transactions and include legal, environmental, valuation and consulting as well as asset, workforce and system integration costs as part of the Company’s strategic growth initiative.

(iii)

Waste USA Landfill phase VI capital expenditures related to the Company’s landfill in Coventry, Vermont (“Waste USA Landfill”) phase VI construction and development that are added back when calculating Adjusted Free Cash Flow due to the specific nature of this investment in the development of long-term infrastructure which is different from landfill construction investments in the normal course of operations. This investment at the Waste USA Landfill is unique because the Company is investing in long-term infrastructure over an estimated four year period that will not yield a positive economic benefit until 2023 and extending over approximately 20 years.

(iv)

Post acquisition and development project capital expenditures are (x) acquisition related capital expenditures that are necessary to optimize strategic synergies associated with integrating newly acquired operations as contemplated by the discounted cash flow return analysis conducted by management as part of the acquisition investment decision; and (y) non-routine development investments that are expected to provide long-term returns. Acquisition related capital expenditures include costs required to achieve initial operating synergies and integrate operations.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income, Adjusted Operating Income Margin and Adjusted Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income, Adjusted Operating Income Margin and Adjusted Free Cash Flow presented by other companies.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Before the meeting vote at www.investorvote.com/CWST or scan the QR code — login details are located in the shaded bar below. During the meeting vote at www.meetnow.global/M5ZW67R Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.investorvote.com/CWST 2023 Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2, 3 and 5, and for 1 YEAR on Proposal 4. 1. To elect the following nominees as Class II directors of the Company to serve until the 2026 Annual Meeting of Stockholders: + For Withhold For Withhold For Withhold 01 - Michael L. Battles 02 - Joseph G. Doody 03 - Emily Nagle Green For Against Abstain For Against Abstain 2. To approve the Casella Waste Systems, Inc. Second Amended 3. To approve, in an advisory “say-on-pay” vote, the compensation of and Restated 1997 Employee Stock Purchase Plan. the Company’s named executive officers. 1 Year 2 Years 3 Years Abstain 4. To recommend, in and advisory “say-on-frequency” 5. To ratify the appointment of RSM US LLP as the Company’s vote, the frequency of future advisory “say-on-pay” independent auditors for the fiscal year ending December 31, 2023. votes. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 03S0ZC

The 2023 Annual Meeting of Stockholders of Casella Waste Systems, Inc. will be held on Thursday, June 1, 2023, 10:00 a.m. Eastern Time, virtually via the internet at www.meetnow.global/M5ZW67R. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.casella.com/2023AnnualMeeting Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CWST qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q CASELLA WASTE SYSTEMS, INC. + 2023 ANNUAL MEETING OF STOCKHOLDERS THURSDAY, JUNE 1, 2023 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CASELLA WASTE SYSTEMS, INC. The undersigned, having received notice of the 2023 Annual Meeting of Stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints John W. Casella and Shelley Sayward (each with full power of substitution), as proxies of the undersigned, to attend the 2023 Annual Meeting of Stockholders of Casella Waste Systems, Inc. (the “Company”), to be held on Thursday, June 1, 2023 at 10:00 a.m. Eastern Time, and any adjournment, postponement, continuation or rescheduling thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of Class A common stock and Class B common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Attendance of the undersigned at the 2023 Annual Meeting of Stockholders or at any adjournment, postponement, continuation or rescheduling thereof will not be deemed to revoke this proxy unless the undersigned votes said shares of common stock electronically during the meeting. If the undersigned hold(s) any such shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually. THE SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THEIR DISCRETION. IF YOU HAVE NOT VOTED VIA TELEPHONE OR INTERNET, PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. C Non-Voting Items Change of Address — Please print new address below. +